Exhibit 10.2

EXECUTION VERSION

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

among

PENNYMAC CORP.,

Seller,

PENNYMAC MORTGAGE INVESTMENT TRUST

 and PENNYMAC OPERATING PARTNERSHIP, L.P.,

Guarantors

and

BANK OF AMERICA, N.A.,
Purchaser

Dated as of December 23, 2011

i

Section 26. Consent to Service	45

Section 27. Construction	45

Section 28. Confidentiality	46

Section 29. Further Assurances	47

EXHIBITS

Exhibit A	Participation Certificate

Exhibit B	Trade Assignment

Exhibit C	Document List

Exhibit D	Warehouse Lender’s Release

Exhibit E	Assignment

Exhibit F	Form of Confirmation

Exhibit G	Form of Officer’s Compliance Certificate (Monthly Compliance)

Exhibit H	Form of Seller’s Officer’s Certificate (Each Purchase Date)

Exhibit I	Form of Request for Temporary Increase

Exhibit J	Existing Indebtedness

Exhibit K	Form of Servicer Notice and Pledge

Annex A	Seller’s Delivery Instructions

Annex B	Responsible Officers of Seller and Guarantor

ii

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

This is a MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of December 23, 2011, among Bank of America, N.A. (“Purchaser”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (each a “Guarantor” and collectively, the “Guarantors”).

PRELIMINARY STATEMENT

Seller desires to sell to Purchaser from time to time all of Seller’s beneficial right, title and interest in and to designated pools of fully amortizing first lien residential Mortgage Loans eligible in the aggregate to back Securities, and the servicing rights relating thereto, with the terms described in related Takeout Commitments, each in the form of a 100% undivided beneficial ownership interest evidenced by a Participation Certificate.

Purchaser desires and may, in its sole discretion, purchase such Participation Certificates from Seller in accordance with the terms and conditions set forth in this Agreement.  Seller, subject to the terms hereof, will cause (a) the Related Mortgage Loans to back a GNMA Security issued by Seller and guaranteed by GNMA, a Fannie Mae Security issued and guaranteed by Fannie Mae, or a Freddie Mac Security issued and guaranteed by Freddie Mac and (b) Delivery of such GNMA Security, Fannie Mae Security, or Freddie Mac Security by GNMA, Fannie Mae, or Freddie Mac, respectively, to Purchaser or its designee, which GNMA Security, Fannie Mae Security or Freddie Mac Security, as applicable, will be purchased by the Approved Investor.

Purchaser’s willingness to purchase any Participation Certificate evidencing a beneficial interest in the Related Mortgage Loans and the servicing rights related thereto is at the sole discretion of Purchaser and based on Purchaser’s expectation, in reliance upon Seller’s representations and warranties herein, that (a) such Mortgage Loans in the aggregate, constitute a pool or pools of mortgage loans that are eligible to back a Security, (b) such Mortgage Loans are sufficient for Seller to issue and GNMA to guarantee the GNMA Security, Fannie Mae to issue and guarantee a Fannie Mae Security, or Freddie Mac to issue and guarantee a Freddie Mac Security, as applicable, (c) such Security will be issued in the amount and with the terms described in the related Takeout Commitment, and (d) Purchaser will receive Delivery of such Security on the specified Anticipated Delivery Date.

The amount of the Purchase Price to be paid by Purchaser to Seller with respect to each Participation Certificate will be calculated on the expectation of Purchaser, based upon the representations and warranties of Seller herein, that Purchaser will receive Delivery of the Security to be backed by the Related Mortgage Loans on the specified Anticipated Delivery Date, and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole.  During the period from the purchase of a Participation Certificate to Delivery of the related Security, Purchaser expects to rely entirely upon Seller to subservice the Related Mortgage Loans for the benefit of Purchaser, it being acknowledged that the continued effectiveness of Seller’s Approvals during such period constitutes an essential factor in the calculation by Purchaser of the Purchase Price paid to Seller for the Related Participation Certificate and that loss of such Approvals by Seller would result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole.

In consideration of the mutual promises and agreements herein contained the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Accepted Servicing Practices”: With respect to any Related Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Related Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing Seller or Seller’s designee provide to the Related Mortgage Loans which they own in their own portfolio and consistent with the applicable Agency Guide.

“Accrued Interest”: With respect to each Security related to a Participation Certificate, an amount equal to the product obtained by multiplying (a) the number of days in the period beginning on the related Issuance Date to but not including the Anticipated Delivery Date for the related Security, (b) the rate of interest to be borne by the related Security, and (c) the aggregate principal amount of the Related Mortgage Loans, and dividing such number by three hundred and sixty (360).

“Act of Insolvency”:  With respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Adjusted Tangible Net Worth”: (a) The sum of (i) Net Worth and (ii) Subordinated Debt, minus (b) intangibles, goodwill and receivables from Affiliates.

“Affiliate”:  With respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in respect of Seller or Guarantor the term “Affiliate” shall only refer to wholly-owned subsidiaries of Guarantor or Seller; and provided further that in respect of the Servicer, the term “Affiliate” shall only refer to wholly-owned subsidiaries of Private National Mortgage Acceptance Company, LLC and shall not include Bank of America, N.A., BlackRock, Inc. or Highfields Capital Investments, LLC.

“Agency Guides”: The GNMA Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by GNMA, Fannie Mae or Freddie Mac, as applicable, in the ordinary course of business and as modified for Seller.

“Agency Program”:  The Freddie Mac Program, the Fannie Mae Program, or the GNMA Program, as applicable.

“Aggregate Purchase Price”:  As of any date of determination, an amount equal to the aggregate outstanding Purchase Price for all Participation Certificates then owned by Purchaser and subject to the terms of this Agreement.

“Aggregate Transaction Limit”:  Shall have the meaning assigned thereto in the Pricing Side Letter.

“Anticipated Delivery Date”:  With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule) or Freddie Mac Form 939 (Settlement and Information Multiple Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made.

“Applicable Agency”: GNMA, Fannie Mae, or Freddie Mac, as applicable.

“Applicable Percentage”: Shall have the meaning assigned thereto in the Pricing Side Letter.

“Approvals”:  With respect to Seller, any approvals obtained from the Applicable Agency, or HUD in designation of Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a Fannie Mae -approved lender or a Freddie Mac -approved Seller/Servicer, as applicable, in good standing.

“Approved Investor”:  Any of Fannie Mae, Freddie Mac, GNMA or a member of MBS Clearing Corporation that is either an approved counterparty of Purchaser or its Affiliates or otherwise acceptable to Purchaser in its sole discretion on a transaction by transaction basis, who will purchase Securities pursuant to a Takeout Commitment.

“Asset Tape”: A remittance report on a monthly basis or requested by Purchaser pursuant to Section 12d hereof containing servicing information, including, without limitation, those fields reasonably requested by Purchaser from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Related Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.

“Assignee”:   As defined in Section 7.

“Assignment of Mortgage”:   An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the beneficial interest in the Mortgage to Purchaser.

“Bankruptcy Code”:  The United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day”:  Any day other than (a) a Saturday or Sunday and (b) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive decree to be closed.

“Capital Lease Obligations”: For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such

Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents”:   (a) Securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Purchaser or of any commercial bank having capital and surplus in excess of $500,000,000 and a rating of at least A+ by S&P or A1 by Moody’s, (c) repurchase obligations of Purchaser or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A 1 or the equivalent thereof by S&P or P 1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Purchaser or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control”:  (a) Any transaction or event as a result of which PennyMac Operating Partnership, L.P. ceases to own, beneficially or of record, 100% of the stock of Seller; (b) any transaction or event as a result of which PennyMac Mortgage Investment Trust ceases to own, beneficially or of record, 100% of the stock of PennyMac Operating Partnership, L.P.; (c) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of PennyMac Mortgage Investment Trust on a fully diluted basis at any time;  (d) the sale, transfer, or other disposition of all or substantially all of Seller’s, Servicer’s or any Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); (e) the consummation of a merger or consolidation of Seller or a Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or a Guarantor immediately prior to such merger, consolidation or other reorganization; (f) any transaction or event as a result of which Private National Mortgage Acceptance Company, LLC ceases to own, beneficially or of record, 100% of the membership interests of Servicer.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collateral”:  As defined in Section 8(c).

“Confirmation”:  A written confirmation of Purchaser’s intent to purchase a Participation Certificate, which written confirmation shall be substantially in the form attached hereto as Exhibit F.

“Control Agreement”: That certain Control Agreement among Purchaser, Seller, Servicer and Bank of America, N.A. as bank, as may be amended, supplemented or replaced from time to time.

“Custodial Account”:  As defined in Section 6(c) and subject to the Control Agreement.

“Custodial Agreement”:  The Custodial Agreement, dated of even date herewith, among Seller, Purchaser and Custodian as amended, supplemented or otherwise modified from time to time.

“Custodian”:  Deutsche Bank National Trust Company (which, under the appropriate circumstances, may include Freddie Mac as Custodian) and its permitted successors under the Custodial Agreement.

“Daily Holdback Reduction Amount”:  Shall have the meaning assigned thereto in the Pricing Side Letter.

“Defective Mortgage Loan”:  With respect to a Participation Certificate, a Related Mortgage Loan that is not in Strict Compliance with the GNMA Program, Fannie Mae Program, or Freddie Mac Program, as applicable.

“Delivery”:  (i) With respect to any Security issued by GNMA, when Purchaser is registered as the registered owner of such Security on GNMA’s central registry and (ii) with respect to any Security issued by Fannie Mae or Freddie Mac, the later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to Purchaser or its designee.

“Discount Rate”:  As of any date of determination, a rate equal to (i) LIBOR on such date plus (ii) the Applicable Percentage.

“Electronic Agent”: Shall have the meaning assigned to such term in Section 2 of the Electronic Tracking Agreement.

“Electronic Tracking Agreement”: The Electronic Tracking Agreement, dated as of the date hereof, among the Purchaser, the Seller, the Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: Any corporation or trade or business that, together with Seller or a Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Event of Termination”: With respect to Seller or a Guarantor (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (b) the withdrawal of Seller, a Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller, a Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430 (j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303 (j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, a Guarantor or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under  Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Seller, a Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, a Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 (b) or 430 (k) of the Code with respect to any Plan.

“Events of Default”:  As defined in Section 6(g).

“Expiration Date”: The earlier of (i) November 5, 2012, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“Fannie Mae Guide”:  The Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended, and as the same may be amended further by any agreements between Seller and Fannie Mae, provided, that until copies of any such agreements between Seller and Fannie Mae have been provided to Purchaser by Seller and agreed to by Purchaser, such agreements shall be deemed, as between Seller and Purchaser, not to amend the requirements of the Fannie Mae Guide.

“Fannie Mae Mortgage Loan”:  With respect to any Fannie Mae Participation Certificate or any Fannie Mae Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable Fannie Mae Program described in the Fannie Mae Guide.

“Fannie Mae Participation Certificate”:  With respect to the Fannie Mae Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans set forth on Fannie Mae Form 2005 (Schedule of Mortgages).

“Fannie Mae Program”:  The Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.

“Fannie Mae Security”:  An ownership interest in a pool of Fannie Mae Mortgage Loans, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, in substantially the principal amount and with substantially the other terms as specified with respect to such Fannie Mae Security in the related Takeout Commitment, if any.

“FDIA: Title 12 United States Code, Section 1811 et seq., as amended from time to time.

“FHA”:  The Federal Housing Administration or any successor thereto.

“Fidelity Insurance”: Insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Freddie Mac”:  Freddie Mac or any successor thereto.

“Freddie Mac as Custodian”:  With respect to Freddie Mac Participation Certificates, the circumstances in which Seller elects to appoint Freddie Mac (as opposed to some other third party as permitted by the Freddie Mac Guide) as Custodian for the Freddie Mac Mortgage Loans subject to the Freddie Mac Participation Certificates to be purchased by Purchaser hereunder.

“Freddie Mac Guide”:  The Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended, and as the same may be amended further by any agreements between Seller and Freddie Mae, provided, that until copies of any such agreements between Seller and Freddie Mac have been provided to Purchaser by Seller and agreed to by Purchaser, such agreements shall be deemed, as between Seller and Purchaser, not to amend the requirements of the Freddie Mac Guide.

“Freddie Mac Mortgage Loan”:  With respect to any Freddie Mac Participation Certificate or any Freddie Mac Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable Freddie Mac Program described in the Freddie Mac Guide.

“Freddie Mac Participation Certificate”:  With respect to the Freddie Mac Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with Selling System as belonging to the mortgage loan pool described in such Participation Certificate.

“Freddie Mac Program”:  The Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

“Freddie Mac Security”:  A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by Freddie Mac and backed by a pool of Freddie Mac Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Freddie Mac Security in the related Takeout Commitment, if any.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States of America.

“GNMA”:  Government National Mortgage Association or any successor thereto.

“GNMA Guide”:  The GNMA Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended, and as the same may be amended further by any agreements between Seller and GNMA, provided, that until copies of any such agreements between Seller and GNMA have been provided to Purchaser by Seller and agreed to by Purchaser, such agreements shall be deemed, as between Seller and Purchaser, not to amend the requirements of the GNMA Guide.

“GNMA Mortgage Loan”:  With respect to any GNMA Participation Certificate or any GNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.

“GNMA Participation Certificate”:  With respect to the GNMA Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans set forth on the Form HUD 11706 (Schedule of Pooled Mortgages).

“GNMA Program”:  The GNMA Mortgage-Backed Securities Programs, as described in a GNMA Guide.

“GNMA Security”: A fully-modified pass-through mortgage-backed certificate guaranteed by GNMA, credited by book-entry to a securities account maintained by a bank or broker at the Federal Reserve Bank of New York and backed by a pool of Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment.

“Governmental Authority”:  Any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, a Guarantor or Purchaser, as applicable.

“Guarantee”:  As to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Purchaser.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor”:  PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P., each in its capacity as a guarantor under the Guaranty.

“Guaranty”:  The guaranty of the Guarantors dated as of the date hereof as the same may be amended from time to time, pursuant to which Guarantors fully and unconditionally guarantee the obligations of Seller hereunder.

“Holdback Amount”:  Shall have the meaning assigned thereto in the Pricing Side Letter.

“HUD”:  United States Department of Housing and Urban Development or any successor thereto.

“Income”: With respect to any Related Mortgage Loan at any time until purchased by an Approved Investor, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

“Indebtedness”: For any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party”: Shall have the meaning set forth in Section 15(a) hereof.

“Interest Rate Protection Agreement”: With respect to any or all of the Related Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Purchase Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller consistent with its hedging policy, which policy shall be acceptable to Purchaser in its sole discretion.

“Issuance Date”:  With respect to a Security, the first day of the month in which the Security is issued.

“LIBOR”:  The daily rate per annum (rounded up to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market, as published on Bloomberg or in the Wall Street Journal as of the date of determination.

“Liquidity”:  As of any date of determination, the sum of (a) such Person’s unrestricted and unencumbered cash and Cash Equivalents and (b) the amount maintained in the Over/Under Account (as defined in the Repurchase Agreement).

“Losses”:  Any and all losses, claims, judgments, damages, liabilities, costs or expenses (including lost interest and reasonable attorney’s fees) imposed on, incurred by or asserted against any Person specified.

“Material Adverse Effect”: The occurrence of (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) Seller, a Guarantor or any Affiliate that is a party to any Program Document taken as a whole or (ii) Servicer; (b) a material impairment of the ability of (i) Seller, a Guarantor or any Affiliate that is a party to any Program Document to perform under any Program Document and to avoid any Event of Default or (ii) Servicer to perform under the Servicing Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of (i) any Program Document against Seller, a Guarantor or any Affiliate that is a party to any Program Document or (ii) the Servicing Agreement against Servicer (d) a material adverse effect on the rights and remedies of Purchaser under any of the Program Documents, or (e) a material adverse effect on the marketability, collectability, value or enforceability of a material portion of the Collateral; in each case as determined by Purchaser in its sole good faith discretion.

“MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and which is identified as a MERS Mortgage Loan on the related schedule attached to the Related Participation Certificate.

“MIN”: The mortgage identification number of Mortgage Loans registered with MERS on the MERS System.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“More Favorable Agreement”:  As defined in Section 11(cc).

“Mortgage”:  A mortgage, deed of trust or other security instrument, securing a Mortgage Note.

“Mortgage Loan”:  A GNMA Mortgage Loan, a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan.

“Mortgage Note”:  The promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”:  The real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor”: The obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Net Income”: For any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth”: With respect to Seller, an amount equal to, on a consolidated basis, Seller’s stockholder equity (determined in accordance with GAAP).

“OFAC”:  Shall have the meaning set forth in Section 10(a)(xxvi) hereof.

“Participation Certificate”:  A GNMA Participation Certificate, a Fannie Mae Participation Certificate or a Freddie Mac Participation Certificate, as applicable.

“PBGC”: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act”: The Pension Protection Act of 2006.

“Person”:  An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan”:  An employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“PMIT”: PennyMac Mortgage Investment Trust.

“Potential Default”:  The occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Present Value Adjustment Amount”: With respect to each Participation Certificate, an amount equal to the product of (a) the number of days in the period beginning on the related Purchase Date to but not including the Anticipated Delivery Date for the related Security, and (b) the Discount Rate, determined as of the related Purchase Date, multiplied by the difference between (i) the related Trade Principal, minus (ii) the Holdback Amount, and dividing such number by 360.

“Pricing Side Letter”:  The Pricing Side Letter, dated of even date herewith, among Seller and Purchaser.

“Program Documents”:  This Agreement, the Pricing Side Letter, the Custodial Agreement, the Control Agreement, the Electronic Tracking Agreement, the Participation Certificates and all other agreements, documents and instruments entered into by Seller and Purchaser, in connection herewith or therewith with respect to the transactions contemplated hereunder.

“Prohibited Person”:  Shall have the meaning set forth in Section 10(a)(xxvi) hereof.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date”:  With respect to a Participation Certificate, the date on which Purchaser elects to purchase such Participation Certificate.

“Purchase Price”:  With respect to each Participation Certificate, a price determined as of the related Purchase Date equal to the sum of (i) the related Trade Principal, plus (ii) the related Accrued Interest, minus (iii) the related Present Value Adjustment Amount, minus (iv) related hedging costs, if any, which are mutually agreed-upon by the Purchaser and Seller.

“Purchase Price Adjustment Amount”: With respect to each Participation Certificate, an amount equal to the product of (a) the number of days in the period beginning on the related Purchase Date to but not including the Settlement Date for the related Security, and (b) the average daily Discount Rate for such period, multiplied by the difference between (i) the related Trade Principal minus (ii) the Holdback Amount, and dividing such number by 360.

“Purchaser”: Bank of America, N.A. and its successors in interest, including, but not limited to, any lender, designee or assignee to whom a Participation Certificate or a Security shall be pledged or assigned.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Related Mortgage Loan.  Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the Servicing Records, the credit files related to the Related Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“REIT”: A real estate investment trust, as defined in Section 856 of the Code.

“Related Credit Enhancement”:  As defined in Section 8(c).

“Related Mortgage Loan”:  A Mortgage Loan in which a Participation Certificate purchased by the Purchaser hereunder evidences the 100% undivided beneficial ownership interest.

“Related Participation Certificate”:  The Participation Certificate relating to a pool of Mortgage Loans.

“Replacement Shortfall”: Shall have the meaning set forth in Section 5(c) hereof.

“Reporting Date”: The 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Agreement”:  That certain Master Repurchase Agreement, dated as of November 7, 2011 among Purchaser, Seller and Guarantors, as amended, supplemented or otherwise modified from time to time.

“Request for Temporary Increase”:  As defined in Section 2(f).

“Requirement of Law”:  With respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: As to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.  The Responsible Officers of Seller and Guarantors as of the date hereof are listed on Annex B hereto.

“SEC”:  The Securities Exchange Commission or any successor thereto.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Security”: A GNMA Security, a Fannie Mae Security or Freddie Mac Security, as applicable.

“Security Issuance Deadline”:  The date by which the Security is scheduled to be issued and delivered to Purchaser, which, unless otherwise agreed to by Purchaser as provided herein, shall be the Anticipated Delivery Date.

“Security Issuance Failure”:  Failure of the Security to be issued due to or as a result of Seller’s failure to perform (x) any of its obligations under this Agreement or any other Program Document or (y) in Strict Compliance with the related Agency Program.

“Seller”:  The meaning set forth in the preamble, and shall refer to Seller in its capacity as seller of Participation Certificates and Seller in its capacity as subservicer hereunder, as the context shall require.

“Selling System”:  The Freddie Mac automated system by which sellers and servicers of mortgage loans to Freddie Mac transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to Freddie Mac, as more fully described in the Freddie Mac Guide.

“Servicer”:  PennyMac Loan Services, LLC or any of its successors or permitted assigns.

“Servicer Termination Event”: The occurrence of any of the following: (a) there is a material breach of the Servicing Agreement; or (b) Servicer fails to maintain any license or approval in any jurisdiction where Mortgaged Property related to any Mortgage Loan is located to the extent such license or approval is required in connection with servicing Mortgage Loans.

“Servicing Agreement”: That certain Servicing Agreement, dated as of August 4, 2009 by and between Seller and Servicer.

“Servicing Records”:  With respect to a Related Mortgage Loan, the related servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Related Mortgage Loan.

“Servicing Term”: Shall have the meaning set forth in Section 6(b) hereof.

“Settlement Date”:  The date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Approved Investor, provided, that in no event shall the Settlement Date occur more than forty-five (45) days after the Purchase Date with respect to the related Participation Certificate.

“Strict Compliance”: Compliance of Seller and the Related Mortgage Loans with the requirements of the GNMA Guide, Fannie Mae Guide, or Freddie Mac Guide, as applicable and as amended by any agreements between Seller and the Applicable Agency, sufficient to enable Seller to issue and GNMA to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Security.

“Subordinated Debt”: Indebtedness of Seller which is (a) unsecured, (b) as to which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Expiration Date and (c) as to which the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Purchaser hereunder on terms and conditions approved in writing by Purchaser and all other terms and conditions of which are satisfactory in form and substance to Purchaser.

“Subsidiary”:  With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Servicer”:  An entity with the necessary Approvals, as the circumstances may require, and designated by Purchaser, in conformity with Section 6(g), to replace Seller as issuer and subservicer, mortgagee or seller/servicer of the Related Mortgage Loans or the Securities related thereto.

“Takeout Commitment”:  A trade confirmation provided: (i) through the Mortgage-Backed Securities Clearing Corporation system with respect to Approved Investors that are members of the Mortgage-Backed Securities Clearing System  or (ii) in electronic format from the Approved Investor to Seller, in each case, confirming the details of a forward trade between the Approved Investor and Seller with respect to one or more Securities relating to a Participation Certificate, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Purchaser pursuant to a Trade Assignment, and relate to pools of Mortgage Loans that satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association as set forth in the Public Securities Association Uniform Practices Manual.

“Temporary Increase”:  As defined in Section 2(f).

“Test Period”: The prior three (3) calendar quarters.

“Total Liabilities”: As of any date of determination, the sum of (a) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) non-recourse debt.

“Trade Assignment”:  A letter substantially in the form of Exhibit B or such other form acceptable to Purchaser.

“Trade Price”:  The price (expressed as a percentage of the initial principal amount of the Security, as specified in the related Takeout Commitment) equal to 100% of the Applicable Agency TBA Trade Price.

“Trade Principal”:  An amount equal to the product of (a) the Trade Price and (b) the initial principal amount of the related Security, as specified in the related Takeout Commitment.

“VA”:  United States Department of Veterans Affairs or any successor thereto.

“VA Approved Lender”: A lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan”: A Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement”: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Warehouse Lender”:  Any lender providing financing to Seller for the purpose of originating or aggregating Mortgage Loans, which prior to the Purchase Date has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

“Warehouse Lender’s Release”:  A letter from a Warehouse Lender in the form of Exhibit D to the Custodial Agreement or such other form acceptable to Purchaser in its sole discretion.

“Wire Instructions”:  The wire instructions set forth opposite the name of the Warehouse Lender in a letter, in the form of Exhibit 10 to the Custodial Agreement, executed by Seller and Custodian, receipt of which has been acknowledged by Purchaser.

Section 2.  Procedures for Purchases of Participation Certificates.

(a)           From time to time until the Expiration Date and subject to the terms and conditions contained herein, Purchaser may purchase Participation Certificates from Seller that are delivered to Purchaser at Seller’s request in accordance with the terms of the Custodial Agreement; provided, that the conditions set forth in Section 9 shall have been satisfied and the aggregate Purchase Price of Participation Certificates owned by Purchaser at any given time for which Purchaser has not been paid the purchase price for the Related Security by the applicable Approved Investor as specified in the applicable Takeout Commitment shall not exceed the Aggregate Transaction Limit.  In connection with Purchaser’s purchase of any such Participation Certificate, Seller, on behalf of Purchaser, shall arrange for the Delivery to Purchaser of a Security backed by the Related Mortgage Loans, which Security shall be subject to a Takeout Commitment. The purchase of any Participation Certificate shall be subject to the satisfaction of the conditions set forth in Section 9. In accordance with the provisions of the Electronic Tracking Agreement, the Seller shall, at its sole cost and expense, (1) cause each Related Mortgage Loan with respect to which a Participation Certificate is to be sold to the Purchaser on a Purchase Date, the Mortgage for which is recorded in the name of MERS, to be designated a MERS Mortgage Loan and (2) cause the Purchaser to be designated interim funder (as defined in the Electronic Tracking Agreement) with respect to each such MERS Mortgage Loan.  Notwithstanding the satisfaction of the conditions specified in this Section 2(a) or anything else herein or in any other Program Document to the contrary, Purchaser is not obligated to purchase any Participation Certificate offered to it hereunder.

(b)           If Purchaser elects to purchase any Participation Certificate hereunder, Purchaser shall pay (i) to Seller or (ii) upon the receipt of a Warehouse Lender’s Release, to the applicable Warehouse Lender, on the Purchase Date, the amount of the Purchase Price (less the Holdback Amount) for such Participation Certificate upon receipt of a duly executed and properly completed copy of the Participation Certificate, provided that, if the Purchase Price (less the Holdback Amount) is insufficient to pay the release amount due to the Warehouse Lender, Seller shall remit to Purchaser the difference between the Purchase Price (less the Holdback Amount) and such release amount and Purchaser shall remit the full release amount to the Warehouse Lender.  Effective upon execution and delivery of such copy of the Participation Certificate to Purchaser, Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to such Participation Certificate and a 100% undivided beneficial ownership interest in the Related Mortgage Loans.  In the event that Purchaser does not transmit such payment, (i) any Participation Certificate delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void, (ii) Purchaser will not consummate the transactions contemplated in the applicable Trade Assignment and (iii) to the extent that Purchaser shall nevertheless receive the Security backed by the Related Mortgage Loans prior to the Related Participation Certificate becoming null and void as provided in clause (i) above, Purchaser shall take all reasonable actions necessary to ensure that such Security shall be delivered in accordance with Seller’s delivery instructions specified in Annex A.

(c)           The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement.  Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified in Section 10, for the benefit of Purchaser and each Assignee of such Participation Certificate, the representations and warranties set forth in Section 10.

(d)           Purchaser shall provide a Confirmation to Seller on or before the Purchase Date or as soon as practicable after the Purchase Date.  In the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.

(e)           For the avoidance of any doubt, it is hereby understood and agreed that Purchaser’s purchase of the beneficial ownership interest in and to Related Mortgage Loans, as evidenced by a Participation Certificate, shall include all of the servicing rights relating to such Mortgage Loans.

(f)            Seller may request a temporary increase of the Aggregate Transaction Limit (a “Temporary Increase”) by submitting to Purchaser an executed Request for Temporary Increase in the form of Exhibit I hereto (a “Request for Temporary Increase”), setting forth the requested increased Aggregate Transaction Limit, the effective date and time of such Temporary Increase and the date and time on which such Temporary Increase shall terminate.  Purchaser may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, which consent shall be in writing as evidenced by Purchaser’s delivery to Seller of a countersigned Request for Temporary Increase.  At any time that a Temporary Increase is in effect (and only for such time as such Temporary Increase is in effect), the

Aggregate Transaction Limit shall be increased by the amount of the Temporary Increase for all purposes of this Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to such increased amount.

Section 3.  Takeout Commitments. Seller hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Seller’s rights under each Takeout Commitment to deliver the Security specified therein to the related Approved Investor and to receive the purchase price therefor from such Approved Investor.  Subject to Purchaser’s rights hereunder, Purchaser agrees that it will satisfy the obligation under the Takeout Commitment to deliver the Security to the Approved Investor on the Settlement Date specified therein.  Seller understands that, as a result of this Section 3 and each Trade Assignment, Purchaser will succeed to the rights of Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, Purchaser will stand in the shoes of Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this Section 3 and each Trade Assignment.  Each Trade Assignment delivered by Seller to Purchaser shall be delivered by Seller in a timely manner sufficient to enable Purchaser to facilitate the settlement of the related trade on the trade date in accordance with Chapter 8 of the Public Securities Association’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, as amended from time to time.

Section 4.  Holdback Amount.

(a)           Subject to the terms of this Agreement, Purchaser shall pay to Seller the Holdback Amount for each Participation Certificate that Purchaser elects to purchase hereunder.  The Holdback Amount with respect to a Participation Certificate shall be paid by Purchaser to Seller as provided in Section 4(b) below.

(b)           Subject to Section 5(b) and the Purchaser’s right of set-off set forth in Section 14, the Holdback Amount relating to each Participation Certificate shall be paid by Purchaser to Seller not later than the Settlement Date of the related Security; provided, that on the date of any such payment to the Seller, the Holdback Amount shall be (i) reduced by the amount, if positive, equal to (x) the Purchase Price Adjustment Amount minus (y) the Present Value Adjustment Amount with respect to such Participation Certificate or (ii) increased by the amount, if positive, equal to (x) the Present Value Adjustment Amount minus (y) the Purchase Price Adjustment Amount with respect to such Participation Certificate.  Notwithstanding any provision hereof to the contrary, no Holdback Amount shall be owed by Purchaser to Seller upon issuance of any Security in the circumstances contemplated in Section 6(g) or if the related Security shall not be issued as a result of a Security Issuance Failure.  No exercise by Purchaser of its rights under this Section 4(b) shall relieve Seller of responsibility or liability for any breach of this Agreement.

(c)           Upon exercise by Purchaser of its remedies under Section 6(g), Purchaser’s obligation to pay and Seller’s right to receive any portion of the Holdback Amount relating to such Mortgage Loans shall automatically be canceled and become null and void; provided, that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 15.  At no time shall Seller have any beneficial interest in the servicing rights with respect to Related Mortgage Loans while the related Participation Certificate is outstanding.

Section 5.  Issuance of Securities.

(a)           (i)  In connection with the purchase of a Participation Certificate, Seller shall instruct (and, if Seller fails to instruct, then Purchaser may instruct) Custodian to deliver to the Applicable Agency, the documents listed for delivery to such Applicable Agency in an exhibit to the Custodial

Agreement, as applicable, in respect of the Related Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement.  Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Purchaser of a Security backed by such Mortgage Loans on the related Anticipated Delivery Date.  Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Purchaser or its designee of a Security backed by such Mortgage Loans.

(ii)           Seller shall notify Purchaser, not later than 12:00 noon, Eastern Time, on the second (2nd) Business Day prior to the applicable Settlement Date (a) of the amount of any change in the principal amount of the Mortgage Loans backing each Security to be delivered on such Settlement Date and (b) with respect to Freddie Mac Securities, the Freddie Mac mortgage loan pool number applicable to each Security to be delivered on such Settlement Date.  Upon Delivery of such Security to Purchaser or its designee, Purchaser shall cease to have any interest under the Related Participation Certificate and in exchange shall have a 100% ownership interest in the related Security.  It is understood and agreed that for so long as Seller is servicing Related Mortgage Loans, Seller shall retain only bare legal title (and not an equitable interest) in all such Mortgage Loans (other than MERS Mortgage Loans) for the sole purpose of servicing such Mortgage Loans on a servicing released basis.

(b)           If Delivery of a Security backed by the Mortgage Loans evidenced by a Participation Certificate purchased hereunder has not occurred by 12:00 noon (Eastern Time) on the related Settlement Date as a result of a Securities Issuance Failure, then subject to the exercise by Purchaser of its rights set forth in Section 4(c), the Holdback Amount relating to such Participation Certificate shall be reduced on each day during the period from the Settlement Date to (but not including) the earlier of (x) the date of Delivery of such Security, and (y) the date of satisfaction of the obligations of Seller pursuant to the exercise by Purchaser of any remedial election authorized by this Section 5, by an amount equal to the Daily Holdback Reduction Amount.  The Holdback Amount (as reduced by the applicable Daily Holdback Reduction Amounts) relating to such Participation Certificate, if any, shall not be payable until the end of the period specified in the preceding sentence.

(c)           If a breach by Seller of this Agreement results in any Related Mortgage Loan being a Defective Mortgage Loan on the Purchase Date of the Related Participation Certificate, Purchaser in its sole discretion may require Seller, upon receipt of notice from Purchaser of its exercise of such right, to either (x) immediately repurchase Purchaser’s beneficial ownership interest in such Defective Mortgage Loan by remitting to Purchaser the allocable amount paid by Purchaser for such beneficial interest plus accrued interest on a per annum basis at the rate specified in the related Mortgage Note on the principal amount thereof from the Purchase Date of such Participation Certificate to the date of such repurchase together with any Losses suffered by Purchaser relating to such repurchase (including, without limitation, any Losses incurred by Purchaser resulting from adjustments to the trade required by the Approved Investor), or (y) deliver to Custodian a Mortgage Loan eligible to back such Security in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable under the applicable Agency Program and acceptable to Purchaser in Purchaser’s sole discretion, and (i) such newly delivered Mortgage Loan will thereupon become one of the Related Mortgage Loans relating to the Participation Certificate and (ii) the Defective Mortgage Loan will thereupon cease being one of the Related Mortgage Loans, cease being subject to the Related Participation Certificate and the Seller shall be deemed to have repurchased 100% of the beneficial ownership interest in such Defective Mortgage Loan.  If the aggregate principal balance of any Mortgage Loans that are accepted by Purchaser pursuant to clause (y) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, Seller shall remit with such Mortgage Loan to Purchaser an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Purchaser and the aggregate principal balance of the Defective

Mortgage Loan being replaced thereby (the “Replacement Shortfall”) plus accrued interest on such Defective Mortgage Loan at the rate specified in the related Mortgage Note on the Replacement Shortfall from the Purchase Date of Purchaser’s purchase of the Related Participation Certificate to the date of substitution.  If any Related Mortgage Loan becomes thirty (30) or more days past due with respect to the first scheduled monthly payment due Purchaser after the date on which such Related Mortgage Loan was originated and prior to the Anticipated Delivery Date, Seller shall repurchase the beneficial interest in such Related Mortgage Loan as if it were a Defective Mortgage Loan upon direction by Purchaser given no later than one hundred twenty (120) days after the Purchase Date.

(d)           No exercise by Purchaser of its rights under this Section 5 shall relieve Seller of responsibility or liability for any breach of this Agreement.

Section 6.  Servicing of the Mortgage Loans; Events of Default.

(a)           Seller and Purchaser each agrees and acknowledges that upon payment of the Purchase Price (subject to Section 4), a 100% undivided beneficial ownership interest in the Related Mortgage Loans shall be sold to Purchaser, such that Purchaser shall own a 100% undivided beneficial interest in the Related Mortgage Loans, the servicing rights related thereto, all source files, documents, agreements and papers related to the servicing of the Related Mortgage Loans and all derivative information created by Seller or other third party used or useful in servicing the Related Mortgage Loans. Seller and Purchaser each agrees and acknowledges that a 100% undivided beneficial interest in Related Mortgage Loans shall be sold to Purchaser on a servicing released basis, subject to the termination rights provided in this Agreement, including, without limitation, Section 6(g) of this Agreement, and that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide subservicing of each Related Mortgage Loan for the benefit of Purchaser (and any other registered holder of the related Participation Certificate) on the Purchase Date for each transaction.  Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the Related Mortgage Loans upon issuance of the Security.

For so long as a Participation Certificate is outstanding, Seller shall neither assign, encumber or pledge its obligation to subservice the Related Mortgage Loans in whole or in part, nor delegate its rights or duties under this Agreement without the prior written consent of Purchaser, the granting of which consent shall be in the sole discretion of Purchaser.  Seller hereby acknowledges and agrees that (i) Purchaser is entering into this Agreement in reliance upon Seller’s representations as to the adequacy of its financial standing, servicing facilities, personnel, records, procedures, reputation and integrity, and the continuance thereof; and (ii) Seller’s engagement hereunder to provide mortgage servicing for the benefit of Purchaser (and any other registered holder of the Participation Certificate) is intended by the parties to be a “personal service contract” and  Seller is hereunder intended by the parties to be an “independent contractor”.

(b)           Seller shall service and administer the Related Mortgage Loans relating to a Participation Certificate on behalf of Purchaser in accordance with Accepted Servicing Practices.  Servicer shall service the Related Mortgage Loans on behalf of Purchaser for thirty (30) day intervals which will automatically terminate if not renewed by Purchaser (such renewal as evidenced by Purchaser’s entry into a new Transaction).  Seller shall not modify or alter the terms of any Related Mortgage Loan or consent to the modification or alteration of the terms of any Related Mortgage Loan except in Strict Compliance with the related Agency Program.  Seller shall at all times maintain accurate and complete records of its servicing of the Related Mortgage Loans, and Purchaser may, at any time during Seller’s business hours on reasonable notice, examine and make copies of such Servicing Records.  Seller agrees that Purchaser is the 100% beneficial owner of all Servicing Records relating to the Related Mortgage Loans.  Seller covenants to hold such Servicing Records for the benefit of Purchaser in Seller’s capacity as servicer and to safeguard such Servicing Records and to deliver copies of them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request or otherwise as required by operation of this Section 6.  In addition, if Delivery of a Security is not made to Purchaser on or before the Anticipated Delivery Date, Seller shall deliver to Purchaser monthly reports regarding the status of those Related Mortgage Loans for which a Security has not yet been issued, which reports shall include, but shall not be limited to, a description of those Related Mortgage Loans in default for more than thirty (30) days, and such other circumstances with respect to any Related Mortgage Loans (whether or not such Related Mortgage Loans are included in the foregoing list) that could materially adversely affect any of such Related Mortgage Loans, Purchaser’s beneficial interest in such Related Mortgage Loans or the collateral securing any of such Related Mortgage Loans.  Seller shall deliver such a report to Purchaser every thirty (30) days until (i) Delivery of the related Security to Purchaser or (ii) the exercise by Purchaser of any remedial election pursuant to Section 5.  In no event shall Seller delegate any of its subservicing duties hereunder to any other Person without first obtaining the prior written consent of Purchaser.

(c)           Seller, as servicer, shall establish and maintain with Purchaser a separate custodial account (the “Custodial Account”) entitled “PennyMac Loan Services, LLC, as servicer for PennyMac Corp., fbo Bank of America, N.A., as the secured party - collection account”, which shall be subject to the Control Agreement.   Purchaser shall have sole dominion and control over the Custodial Account.  If Income is paid in respect of any Related Mortgage Loan, such Income shall be the property of Purchaser and shall be deposited in the Custodial Account on a daily basis.  Seller shall and shall cause Servicer to deposit all Income received to the Custodial Account. In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Seller shall and shall cause the Servicer to remit all Income received with respect to each Related Mortgage Loan into the Custodial Account or such other account and on such other date or dates as Purchaser notifies Seller in writing.

(d)           Amounts deposited in the Custodial Account with respect to any Related Mortgage Loan shall be held for the benefit of Purchaser and shall be released only as follows:

(i)            Except as otherwise provided in Section 6(d)(ii), to the Seller upon the earlier to occur of either (x) the Settlement Date (unless there is a Securities Issuance Failure) or (y) the date required by the Applicable Agency Guide, provided that if any amounts are due and owing by the Seller to the Purchaser hereunder on such Settlement Date, the Purchaser shall withdraw and retain such amounts from the Custodial Account on such Settlement Date, prior to such amounts from the Custodial Account being released to Seller on such Settlement Date.

(ii)           If Successor Servicer takes delivery of such Mortgage Loans either under the circumstances set forth in Section 6(g) or otherwise, all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

(iii)          If a Security is not issued solely as a result of a Security Issuance Failure during the month in which the related Settlement Date occurs, in any period thereafter during which Seller remains as subservicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser’s written instructions.

(e)           Seller shall provide promptly to Purchaser a Servicer Notice and Pledge agreed to by the Servicer, advising Servicer of such matters as Purchaser may reasonably request, including, without limitation, recognition by the Servicer of Purchaser’s interest in the Related Mortgage Loans and the Servicer’s agreement that upon receipt of notice of the occurrence and continuance of an Event of Default hereunder, Servicer will follow the instructions of Purchaser with respect to the Related Mortgage Loans and any related Income with respect thereto.

(f)            For the avoidance of doubt, Seller retains no economic rights to the servicing of the Related Mortgage Loans; provided that Seller shall cause Servicer to continue to service the Related Mortgage Loans hereunder as part of the Obligations hereunder. As such, Seller expressly acknowledges that the Related Mortgage Loans are sold to Purchaser on a “servicing-released” basis.

(g)           Purchaser (or any other registered holder of the Related Participation Certificate) shall be entitled to (i) retain all Holdback Amounts in accordance with Section 4, (ii) declare all amounts payable by Seller to Purchaser hereunder to be immediately due and payable, (iii) effect termination of Servicing Agreement and obligations respecting the affected Related Mortgage Loans as provided in Section 6(g), (iv) take possession of the Related Mortgage Loans, including any records that pertain thereto, (v) proceed against Seller for any deficiencies, and (vi) pursue any other rights and/or remedies available at law or in equity against Seller, in the event any of the following circumstances or events (“Events of Default”) occur and are continuing:

(i)            Payment Failure.  Any failure by Seller to remit to Purchaser (or other registered holder of the Participation Certificate) when due any payment required to be made under the terms of this Agreement or such Participation Certificate; or

(ii)           Cross Default.  Seller, a Guarantor, Servicer or Affiliates thereof shall be in default under (A) any Indebtedness of Seller, a Guarantor, Servicer or any Affiliate with Purchaser or any of its Affiliates; (B) any Indebtedness, in the aggregate, in excess of $1 million of Seller, a Guarantor, Servicer or any Affiliate thereof, which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (C) any other contract or contracts, in the aggregate in excess of $1 million to which Seller, a Guarantor, Servicer or any Affiliate thereof is a party which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

(iii)          Assignment.  Assignment or attempted assignment by Seller or a Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Purchaser, or the granting by Seller of any security interest, lien or other encumbrances on any Related Mortgage Loans or Participation Certificates to any person other than Purchaser.

(iv)          Insolvency.  An Act of Insolvency shall have occurred with respect to Seller, a Guarantor, Servicer or any Affiliate thereof.

(v)           Material Adverse Effect.  A Material Adverse Effect shall have occurred as determined by Purchaser in its sole discretion.

(vi)          Breach of Financial Representation or Covenant or Obligation. A breach by Seller or a Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 10(a)(i), 10(a)(vii), 10(a)(xii), 10(a)(xviii), 10(a)(xxii), 11a, 11b, 11d, 11n, 11p, 11t, 11u, 11y, 11z, 11aa or 11cc of this Agreement.

(vii)         Breach of Non-Financial Representation or Covenant.  A breach by Seller or a Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 6(e)(vi) above), if such breach is not cured within five (5) Business Days.

(viii)        Guarantor Breach.  A breach by a Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Document, any “event of default” by a Guarantor under the Guaranty, any repudiation of the Guaranty by a Guarantor, or if the Guaranty is not enforceable against a Guarantor.

(ix)          Change in Control.  A Change in Control shall have occurred.

(x)           Failure to Transfer.  Seller fails to transfer the Related Mortgage Loans or Participation Certificates to Purchaser on the applicable Purchase Date (provided Purchaser has tendered the related Purchase Price).

(xi)          Judgment.  A final judgment or judgments for the payment of money in excess of $1 million shall be rendered against Seller, a Guarantor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

(xii)         Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, a Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, a Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, a Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, a Guarantor or Affiliate as an issuer, Purchaser or a seller/servicer of Related Mortgage Loans, Participation Certificates or securities backed thereby, and such action provided for in this subparagraph l shall not have been discontinued or stayed within 30 days.

(xiii)        Inability to Perform.  A Responsible Officer of Seller or a Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or a Guarantor’s obligations hereunder or the related Guaranty or Purchaser reasonably believes that Seller or a Guarantor is unable to perform fully when such performance will become due any obligation on Seller’s or a Guarantor’s part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Purchaser has any right, title or interest therein).

(xiv)        Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Related Mortgage Loans, Participation Certificates or other Collateral purported to be covered hereby.

(xv)         Financial Statements.  Seller’s or a Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or a Guarantor as a “going concern” or a reference of similar import.

(xvi)        Further Assurances.  Purchaser shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller or a Guarantor and such reasonable information, and/or written responses shall not have been provided to Purchaser within five (5) Business Days of such request.

(xvii)       Servicer Termination Event.  A Servicer Termination Event shall have occurred and Seller shall have failed to repurchase all Participation Certificates within three (3) Business Days of the occurrence of such Servicer Termination Event.

(xviii)      Qualification as a REIT.  The failure of PMIT (a) to continue to be qualified as a REIT as defined in Section 856 of the Code or (b) to continue to be entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each taxable year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service.

(xix)        Assignment of Compensation.  Seller or Servicer attempts to assign its right to servicing compensation hereunder or to resell an ownership interest in a Related Mortgage Loan in a manner inconsistent with the terms hereof, or Seller or Servicer attempts without the consent of Purchaser to assign this Agreement or the servicing responsibilities hereunder or under the Servicing Agreement or to delegate its duties hereunder or under the Servicing Agreement or any portion thereof.

(xx)         Security Issuance Failure.  A Security Issuance Failure shall have occurred.

An Event of Default shall be deemed to be continuing unless expressly waived by Purchaser in writing.

(h)           Purchaser, in its sole discretion, may terminate Seller’s and Servicer’s rights and obligations as subservicer of the affected Related Mortgage Loans and require Seller to deliver the related Servicing Records to Purchaser or its designee upon the occurrence of (i) an Event of Default, (ii) Seller’s failure to comply with any of its obligations set forth in Section 5(c), or (iii) Seller’s breach of Sections 10(a)(xxiii) or 10(b)(ix), by delivering written notice to Seller requiring such termination.  Such termination shall be effective upon Seller’s receipt of such written notice; provided, that Seller’s and Servicer’s subservicing rights shall be terminated immediately upon the occurrence of any event described in Section 6(g) or the conclusion of the Servicing Term (absent a renewal of the Servicing Term), regardless of whether notice of such event shall have been given to or by Purchaser or Seller.  Upon any such termination, all authority and power of Seller and Servicer respecting its rights to subservice and duties under this Agreement or the Servicing Agreement relating thereto, shall pass to and be vested in the Successor Servicer appointed by Purchaser and Purchaser is hereby authorized and empowered to transfer such rights to subservice the Related Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine; provided, that to the extent the Applicable Agency proceeds to issue a Security with respect to the Related Mortgage Loans, Purchaser shall convey the servicing rights and the rights to subservice such Mortgage Loans in accordance with such Applicable Agency’s instructions.  Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate, and shall perform all acts and take all actions so that the Related Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer, including but not limited to preparing, executing and delivering to the Successor Servicer any and all documents and other instruments, placing in the Successor Servicer’s possession all Servicing Records pertaining to such Mortgage Loans and doing or causing to be done any other actions requested by Purchaser, all at Seller’s sole expense.  To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval.  All amounts paid by any purchaser of such rights to service or subservice the Related Mortgage Loans shall be the property of Purchaser.  The subservicing required to be delivered to Successor Servicer in accordance with this Section 6(h) shall be delivered free of any servicing rights in favor of Seller or any third party (other than Purchaser) and free of any title, interest, lien, encumbrance or claim of any kind of Seller.  No exercise by Purchaser of its rights under this Section 6(h) shall relieve Seller of responsibility or liability for any breach of this Agreement.

Section 7.  Transfers of Participation Certificates and Securities by Purchaser.

Purchaser may, in its sole discretion and without the consent of Seller, assign all of its right, title and interest or grant a security interest in any Participation Certificate and the related servicing rights, each Security in respect thereof of which Delivery is made to Purchaser and all rights of Purchaser under this Agreement (including, but not limited to, the Custodial Account) in respect of such Participation Certificate and such Security, to any person (an “Assignee”), subject only to an obligation on the part of the Assignee to deliver each such Security to the Approved Investor or to permit Purchaser or its designee to make delivery thereof to the Approved Investor.  Assignment by Purchaser of a Participation Certificate and the related servicing rights as provided in this Section 7 will not release Purchaser from its obligations otherwise under this Agreement.

Without limitation of the foregoing, an assignment of a Participation Certificate and the related servicing rights to an Assignee, as described in this Section 7, shall be effective upon delivery of the Participation Certificate to the Assignee or its designee, together with a duly executed Assignment substantially in the form of Exhibit E (with a copy to Seller).

Section 8.  Record Title to Mortgage Loans; Intent of Parties; Security Interest.

(a)           From and after the issuance and delivery of the Related Participation Certificate, and subject to the remedies of Purchaser in Section 5, Seller or Servicer as subservicer shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage (except with respect to any MERS Mortgage Loan) and shall retain only bare legal title (and not an equitable interest) in the Related Mortgage Loan, all for the benefit of Purchaser for the sole purpose of facilitating the subservicing of such Mortgage Loan and the issuance of a Security backed by such Mortgage Loan.

(b)           Seller shall maintain or cause to be maintained a complete set of books and records for each Related Mortgage Loan which shall be clearly marked to reflect the beneficial ownership interest in each Related Mortgage Loan of the holder of the Related Participation Certificate.  Seller shall notify MERS of Purchaser’s interest in each MERS Mortgage Loan as an “interim funder”.

(c)           Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Participation Certificates by Seller to Purchaser rather than borrowings secured by the Participation Certificates.  In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, in order to secure the Seller’s obligations hereunder and any other obligations between the Seller on the one hand and the Purchaser and its Affiliates on the other, and in any event, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have, and the Seller hereby grants, assigns and pledges to Purchaser or its Assignee a perfected first priority security interest in all of Seller’s right, title and interest in, to and under the Participation Certificates, all of the servicing rights with respect to the Related Mortgage Loans, the Custodial Account and all amounts on deposit therein, the Related Mortgage Loans subject to each Participation Certificate, all documents, records (including Servicing Records), instruments and data evidencing the Related Mortgage Loans and the servicing thereof, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments and the proceeds of any and all of the foregoing in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Collateral”), free and clear of adverse claims.  In such case, Seller shall be deemed to have hereby granted to Purchaser or its Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims.  In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest herein granted to Purchaser, and Purchaser or each such Assignee shall have all of the rights of a secured party under applicable law.  Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that the servicing rights with respect to the Related Mortgage Loans were not sold by Seller to Purchaser or that that such servicing rights are not an interest in the Related Mortgage Loans and are severable from the Related Mortgage Loans despite Purchaser’s and Seller’s express intent herein to treat them as included in the purchase and sale transaction, Seller hereby expressly pledges, assigns and grants to Purchaser a continuing first priority security interest in and lien upon the servicing rights and all documentation and rights to receive documentation related to such servicing rights and the servicing of each of the Related Mortgage Loans (the “Related Credit Enhancement”).  The Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Purchaser hereunder.

(d)           Upon request of Purchaser, Seller shall prepare and deliver to MERS an Assignment of Mortgage from MERS to Purchaser or its designee.  Upon due execution by MERS, Seller shall cause such Assignment of Mortgage to be recorded in the public land records upon request of Purchaser.

Section 9.  Conditions Precedent.

(a)           Purchase of Initial Participation Certificate. As conditions precedent to Purchaser purchasing the initial Participation Certificate hereunder:

(i)            Seller shall have delivered to Purchaser, in form and substance satisfactory to Purchaser:

(1)           Program Documents.  The Program Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)           Security Interest.  Evidence that all other actions necessary or, in the opinion of Purchaser, desirable to perfect and protect Purchaser’s interest in the Participation Certificate, Related Mortgage Loans and other Collateral have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC 1.

(3)           Organizational Documents.  A certificate of the corporate secretary of each of Seller and each Guarantor in form and substance acceptable to Purchaser, attaching certified copies of Seller’s and each Guarantor’s charter, bylaws and corporate resolutions approving the Program Documents and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents.

(4)           Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantors, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial sale of a Participation Certificate hereunder.

(5)           Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller and Guarantors, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Documents.

(6)           Opinion of Counsel.  An opinion of Seller’s and each Guarantor’s counsel, in form and substance satisfactory to each of the parties hereto.

(7)           Fees.  Payment of any fees due to Purchaser hereunder.

(b)           All Purchases of Participation Certificates.  As conditions precedent to Purchaser purchasing any Participation Certificate hereunder, including the initial Participation Certificate:

(i)            Officer’s Certificate.  If requested by Purchaser on any Purchase Date hereunder, Seller shall provide to Purchaser an Officer’s Certificate in the form attached hereto as Exhibit H

(ii)           Documents.  Seller shall have delivered to Purchaser, in form and substance satisfactory to Purchaser and not later than the related Purchase Date:

(1)           the fully completed, executed and authenticated Participation Certificate together with the certifications of the Custodian provided by Sections 2 and 4 of the Custodial Agreement; and

(2)           a Trade Assignment executed by Seller with respect to the Security to be backed by the Mortgage Loans evidenced by such Participation Certificate.

(iii)          No Default.  No Potential Event of Default, Event of Default or Material Adverse Effect shall have occurred and be continuing  and after giving effect to the purchase of a Participation Certificate, there shall exist no Event of Default or Potential Event of Default hereunder;

(iv)          Security Release.  Purchaser shall have received a security release certification for each Related Mortgage Loan that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date that is duly executed by the related secured party and Seller, if necessary, and in form and substance satisfactory to Purchaser, and such secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Related Mortgage Loan, if necessary, and each such release and Uniform Commercial Code termination statement has been delivered to Purchaser prior to each purchase of a Related Participation Certificate and to the Custodian as part of the Mortgage File; and

(v)           Requirements of Law.  Purchaser shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Purchaser has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Purchaser to enter into sales of Participation Certificates with a Discount Rate based on LIBOR.

(vi)          Representations and Warranties.  Both immediately prior to the related sale of a Participation Certificate and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Document shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(vii)         Electronic Tracking Agreement. To the extent Seller is selling Related Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(viii)        Due Diligence Review.  Purchaser shall have completed, to its satisfaction, its due diligence review of the Mortgage Loans, Seller and Guarantors and Servicer.

(ix)          Insurance Certificate.  Evidence that Seller has added Purchaser as an additional loss payee under Seller’s or Guarantor’s Fidelity Insurance.

(x)           Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(1)           Bank Of America, N.A.’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(2)           an event or events shall have occurred in the good faith determination of Purchaser resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Purchaser not being able to purchase Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(3)           an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Purchaser not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(4)           there shall have occurred a material adverse change in the financial condition of Purchaser which affects (or can reasonably be expected to affect) materially and adversely the ability of Purchaser to fund its obligations under this Agreement.

Section 10.  Representations and Warranties.

(a)           Each Seller and each Guarantor hereby represents and warrants to Purchaser as of the date hereof and with respect to the Related Mortgage Loans as of the date of each issuance and delivery of a Participation Certificate that:

(i)            Seller and Guarantor Existence.  Seller and each Guarantor have been duly organized and are validly existing and in good standing under the laws of the states of their formation.

(ii)           Licenses.  Seller and each Guarantor are duly licensed or are otherwise qualified in each jurisdiction in which they transact business for the business which they conduct and are not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Seller has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Related Mortgage Loans and Participation Certificates.  Seller and each Guarantor have the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and each Program Document.  To the extent previously approved, Seller is a VA Approved Lender.

(iii)          Power.  Seller and each Guarantor have all requisite corporate or other power, and have all governmental licenses, authorizations, consents and approvals necessary to own their assets and carry on their business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(iv)          Due Authorization.  Seller and each Guarantor have all necessary corporate or other power, authority and legal right to execute, deliver and perform their obligations under each of the Program Documents, as applicable.  This Agreement and the Program Documents have been (or, in the case of Program Documents not yet executed, will be) duly authorized, executed and delivered by Seller and each Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and each Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(v)           Financial Statements.

(1)           Each Guarantor has heretofore furnished to Purchaser a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of a Guarantor ended December 31, 2010 and the related consolidated statements of income for a Guarantor and its consolidated Subsidiaries for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of a Guarantor ended June 30, 2011 and the related consolidated statements of income for such Guarantor and its consolidated Subsidiaries for such quarterly fiscal period.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of such Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2010, there has been no material adverse change in the consolidated business, operations or financial condition of either Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is any Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Each Guarantor has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of a Guarantor except as heretofore disclosed to Purchaser in writing.

(2)           Seller has heretofore furnished to Purchaser a copy of (a) its balance sheet for the fiscal year of Seller ended December 31, 2010 and the related statements of income for Seller for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Seller ended June 30, 2011 and the related statements of income for Seller for such quarterly fiscal period.  All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Seller and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2010, there has been no material adverse change in the consolidated business, operations or financial condition of Seller from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Seller has, on the Statement Date no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Purchaser in writing.

(vi)          Event of Default.  There exists no Event of Default under Section 6(e) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 6(e) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(vii)         Solvency.  Seller and each Guarantor are solvent and will not be rendered insolvent by any sale of a Participation Certificate hereunder and, after giving effect to such sale, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor any Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  The amount of consideration being received by Seller upon the sale of the Participation Certificates to Purchaser constitutes reasonably equivalent value and fair consideration for such Participation Certificates.  Seller is not transferring any Participation Certificates with any intent to hinder, delay or defraud any of its creditors.

(viii)        No Conflicts.  The execution, delivery and performance by each of Seller and each Guarantor of this Agreement and the Program Documents (i) do not conflict with any term or provision of the organizational documents of Seller or either Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or either Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantors; (ii) will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or a Guarantor is a party and (iii) will not result in or require the creation of any Lien upon or in respect of any of the assets of Seller except for Liens relating to the Program Documents.

(ix)          True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantors or any Affiliate thereof or any of their officers furnished or to be furnished to Purchaser in connection with the initial or any ongoing due diligence of Seller, Guarantors or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Documents are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP.

(x)           Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantors of this Agreement and the Program Documents.

(xi)          Litigation.  There is no action, proceeding or investigation pending with respect to which Seller or either Guarantor has received service of process or, to the best of Seller’s or either Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any sale of a Participation Certificate hereunder or any Program Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Program Document, (C) makes a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Related Mortgage Loans or Participation

Certificates or the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any Program Document.

(xii)         Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller, a Guarantor or any of their Affiliates since the date set forth in the most recent financial statements supplied to Purchaser.

(xiii)        Ownership; Priority of Liens.  Seller owns all Related Mortgage Loans proposed to be sold subject to a Participation Certificate to Purchaser in any transaction hereunder, and any sale of a Participation Certificate hereunder shall convey all of Seller’s right, title and interest in and to the Participation Certificate and the Related Mortgage Loans to Purchaser.  In the event the purchases hereunder are re-characterized as borrowings, this Agreement creates in favor of Purchaser, a valid, enforceable first priority lien and security interest in the Participation Certificate and the Related Mortgage Loans, prior to the rights of all third Persons and subject to no other liens.

(xiv)        Taxes. Seller, Guarantors and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller, Guarantors and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller or Guarantors, as applicable, adequate.

(xv)         Investment Company Act Compliance.  Neither Seller, Guarantors  nor any of their Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 9(a)(xv).

(xvi)        Chief Executive Office; Jurisdiction of Organization.  On the date hereof, Seller’s chief executive office, is, and has been, located at 6101 Condor Drive, Moorpark, California 93021.  On the date hereof, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Purchaser with thirty days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(xvii)       Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Participation Certificates and the Related Mortgage Loans is its chief executive office.

(xviii)      Adjusted Tangible Net Worth.  On the date hereof, (A) Seller’s Adjusted Tangible Net Worth is at least $65,000,000 and (B) PMIT’s Adjusted Tangible Net Worth is at least $400,000,000.

(xix)        ERISA.  Each Plan to which Seller, Guarantors or their Subsidiaries make direct contributions, and, to the knowledge of Seller and Guarantors, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(xx)         Adverse Selection.  Seller has not selected the Related Mortgage Loans in a manner so as to adversely affect Purchaser’s interests.

(xxi)        Agreements.  Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 10(a)(v) hereof.  Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.  No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

(xxii)       Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof is listed on Exhibit J hereto (the “Existing Indebtedness”).

(xxiii)      Agency Approvals.  To the extent previously approved, Seller is an FHA Approved Mortgagee and a VA Approved Lender. To the extent previously approved, Seller is also  approved by Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer, GNMA as an approved issuer to the extent previously approved and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Applicable Agency Security or the consummation of the Purchase Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the Applicable Agency or to the Department of Housing and Urban Development, FHA or VA.  Should Seller for any reason cease to possess all such applicable approvals, or should a change in insurance coverage require notification to the Applicable Agency or to the Department of Housing and Urban Development, FHA, or VA, Seller shall so notify Purchaser immediately in writing.  Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of Related Mortgage Loans of the same types as may from time to time constitute Related Mortgage Loans in accordance with Accepted Servicing Practices.

(xxiv)     No Reliance.  Seller and each Guarantor have made their own independent decisions to enter into the Program Documents and each sale of a Participation Certificate hereunder and as to whether such sale of a Participation Certificate hereunder is appropriate and proper for them based upon their own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as they have deemed necessary.  Neither Seller nor either Guarantor is relying upon any advice from Purchaser as to any aspect of the sales of Participation Certificates hereunder, including without limitation, the legal, accounting or tax treatment of such sales of Participation Certificates hereunder.

(xxv)      Plan Assets. Neither Seller nor either Guarantor is an employee benefit plan as defined in Section 3 of  Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and neither the Related Mortgage Loans nor the Participation Certificates are “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Seller’s or a Guarantor’s hands, and transactions by or with Seller or a Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(xxvi)     No Prohibited Persons. Neither Seller, either Guarantor nor any of their Affiliates, officers, directors, partners or members, is an entity or person (or to  Seller’s or a Guarantor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(xxvii)    Custodian.  The Custodian is an eligible custodian under each Agency Guide and each Agency Program, and is not an Affiliate of Seller; and

(b)           Seller hereby represents and warrants to Purchaser with respect to each Related Mortgage Loan as of the date of the Purchase Date in respect of the Related Participation Certificate that:

(i)            Such Mortgage Loan was, immediately prior to the sale to Purchaser of the Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans other than a lien, claim or encumbrance that will be released simultaneously with payment of the Purchase Price for such Participation Certificate, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;

(ii)           The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies acceptable to Applicable Agencies and the Agency Guidelines against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of Seller and its assigns, providing that such policy may not be canceled without prior notice to Seller.  Any proceeds of such insurance shall be held in trust for the benefit of Purchaser.  The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) the principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;

(iii)          Each Mortgage is a valid first lien on the Mortgaged Property and is covered by an attorney’s opinion of title acceptable to the Applicable Agency or by a policy of title insurance on a standard ALTA, CLTA or similar lender’s form in favor of Seller and its assigns, subject only to exceptions permitted by the applicable Agency Program.  Seller shall hold for the benefit of Purchaser such policy of title insurance, and, upon request of Purchaser, shall immediately deliver such policy to Purchaser or to the Custodian on behalf of Purchaser;

(iv)          To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the FHA or the Department of Housing and Urban Development, as applicable, and is eligible for and pending receipt of insurance by the FHA under the National Housing Act or (ii) such Mortgage Loan is insured by the FHA under the National Housing Act, and in either case will be insured by FHA.  To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the VA and is eligible for and pending receipt of the guaranty by the VA under the Servicemen’s Readjustment Act of 1944 or (ii) such Mortgage Loan is guaranteed by the VA under the Servicemen’s Readjustment Act of 1944.  If such Mortgage Loan is not to be insured by the FHA under the National Housing Act or guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 then such Mortgage Loan is otherwise insured or guaranteed in accordance with the requirements of the applicable Agency Program and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;

(v)           Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the applicable Agency Guide;

(vi)          Such Mortgage Loan conforms in all respects with all requirements of the Takeout Commitment applicable to the Security to be backed by such Mortgage Loan.  Each Takeout Commitment is valid and enforceable and Seller has no knowledge that Approved Investor will not be able to perform under the terms of such Takeout Commitment;

(vii)         With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the schedule of Mortgage Loans attached to the Related Participation Certificate;

(viii)        With respect to each MERS Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(ix)          To the extent applicable, each Mortgage Loan is being serviced by a mortgage sub-servicer having all Approvals necessary to make such Mortgage Loan eligible to back a GNMA Security, Fannie Mae Security, or Freddie Mac Security, as applicable;

(x)           Each Mortgage Loan is eligible for sale to the Applicable Agency, and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide;

(xi)          Other than the Servicing Agreement, no servicing agreement has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser’s designees from servicing the Mortgage Loans; and

(xii)         The Purchase Price of the Participation Certificate to which such Mortgage Loan relates, when added to the Aggregate Purchase Price, does not exceed, the Aggregate Transaction Limit.

The representations and warranties of Seller in this Section 10 are unaffected by and supersede any provision in any endorsement of any Related Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

Section 11.  Covenants of Seller.  Seller hereby covenants and agrees with Purchaser that during the term of this Agreement and for so long as there remain any obligations of Seller to be paid or performed under the Program Documents:

(a)           Financial Covenants.

(i)            Adjusted Tangible Net Worth.  (A) Seller shall maintain an Adjusted Tangible Net Worth of not less than the sum of (x) $65,000,000, and (y) 50% of Seller’s positive quarterly Net Income for the previous quarter; and (B) PMIT shall maintain an Adjusted Tangible Net Worth of not less than the sum of (x) $400,000,000, and (y) 75% of the aggregate net proceeds received by PMIT in connection with any future equity issuances.

(ii)           Liquidity. As of the end of each calendar month, (A) Seller has maintained Liquidity in an amount not less than $7,500,000 and (B) PMIT and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $10,000,000.

(iii)          Total Liabilities to Adjusted Tangible Net Worth Ratio.  (A) Seller’s ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 10:1 and (B) PMIT’s and its Subsidiaries’ aggregate ratio of Total Liabilities to Adjusted Tangible Net Worth shall not exceed 3:1.

(iv)          Profitability.  Seller shall maintain profitability of at least $1.00 in Net Income for the Test Period.

(b)           REIT Status.  PMIT is a REIT and for its current taxable year is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each taxable year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service.

(c)           Litigation. Seller and each Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Purchaser notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, a Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $1,000,000 or in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. On each Reporting Date, Seller and each Guarantor, as applicable, will provide to Purchaser a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. Seller and each Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

(d)           Prohibition of Fundamental Changes.  Neither Seller nor either Guarantor shall (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without Purchaser’s prior written consent or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect.

(e)           Servicer; Asset Tape.  Seller shall cause Servicer to provide to Purchaser, electronically, in a format mutually acceptable to Purchaser and Seller, an Asset Tape by no later than the Reporting Date; provided, however, that upon (i) the occurrence and continuation of an Event of Default or (ii) the request of Purchaser, Seller shall cause Servicer to promptly provide such Asset Tape.  Seller shall not cause the Related Mortgage Loans or Participation Certificates to be serviced by any servicer or subservicer other than a servicer or subservicer expressly approved in writing by Purchaser, which approval shall be deemed granted by Purchaser with respect to Seller with the execution of this Agreement.

(f)            Insurance.  Seller or either Guarantor shall continue to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  Seller shall ensure that Servicer or Private National Mortgage Acceptance Company, LLC shall continue to maintain for Servicer and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $1,400,000.  Seller or either Guarantor shall maintain, for Seller and its Subsidiaries and Seller shall ensure that Private National Mortgage Acceptance Company, LLC shall maintain for Servicer and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Collateral.  Seller or a Guarantor shall notify Purchaser of any material change in the terms of any such Fidelity Insurance.

(g)           No Adverse Claims.  Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Purchaser in and to all Related Mortgage Loans, Participation Certificates and the related Collateral against all adverse claims and demands.

(h)           Assignment.  Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Related Mortgage Loans, Participation Certificates or any interest therein, provided that this Section shall not prevent any transfer of Related Mortgage Loans or Participation Certificates in accordance with the Program Documents.

(i)            Security Interest.  Seller shall do all things necessary to preserve the Related Mortgage Loans, Participation Certificates and the related Collateral so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all material rules, material regulations and other material laws of any Governmental Authority and cause the Related Mortgage Loans, Participation Certificates or the related Collateral to comply with all applicable material rules, material regulations and other material laws.  Seller will not allow any default for which Seller is responsible to occur under any Related Mortgage Loans, Participation Certificates or the related Collateral or any Program Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Related Mortgage Loans, Participation Certificates or the related Collateral and any Program Document.

(j)            Records.

(i)            Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Related Mortgage Loans and Participation Certificates in accordance with industry custom and practice, including without limitation the requirements of the Agencies and necessary in order to foreclose on the underlying Mortgaged Property, for assets similar to the Related Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Purchaser otherwise approves.  Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Related Mortgage Loan and Participation Certificate, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.  Seller or the Servicer of the Related Mortgage Loans and Participation Certificates will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Related Mortgage Loans and Participation Certificates and preserve them against loss.

(ii)           For so long as Purchaser has an interest in or lien on any Related Mortgage Loan or Participation Certificate, Seller will hold or cause to be held all related Records in trust for Purchaser.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Purchaser granted hereby.

(iii)          Upon reasonable advance notice from Custodian or Purchaser, Seller shall (x) make any and all such Records available to Custodian or Purchaser to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Purchaser or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

(k)           Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Related Mortgage Loans and Participation Certificates to Purchaser.

(l)            Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, and Seller shall conduct its business in accordance with applicable material law.

(m)          Material Change in Business.  Neither Seller nor either Guarantor shall make any material change in the nature of its business as carried on at the date hereof.  There shall be no material change in the senior management of Seller or either Guarantor.

(n)           Distributions.  If a Potential Default or an Event of Default has occurred and is continuing, neither Seller nor either Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or a Guarantor.

(o)           Applicable Law.  Seller and each Guarantor shall comply with the requirements of all applicable material laws, material rules, material regulations and material orders of any Governmental Authority.

(p)           Existence.  Seller and each Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

(q)           Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from 6101 Condor Drive, Moorpark, CA 93021 or change its jurisdiction of organization from the jurisdiction referred to in Section 10(a)(xvi) unless it shall have provided Purchaser 30 days’ prior written notice of such change.

(r)            Taxes.  Seller and each Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(s)            Transactions with Affiliates.  Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any

Affiliate unless such transaction (a) does not result in a Potential Default hereunder; (b) is in the ordinary course of Seller’s business and (c) is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

(t)            Guarantees.  Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Seller do not exceed $250,000.

(u)           Indebtedness. Without written notice to Purchaser upon occurrence, Seller shall not incur any additional material Indebtedness (including, without limitation, any Indebtedness in connection with any warehouse or repurchase facility) other than (i)  the Existing Indebtedness in amounts not to exceed the maximum limits specified on Exhibit J hereto, (ii) Indebtedness incurred with Purchaser or its Affiliates, (iii) Indebtedness incurred in connection with intercompany lending agreements on arms-length terms and (iv) usual and customary accounts payable for a mortgage company.

(v)           Hedging. Seller has entered into Interest Rate Protection Agreements with respect to the Related Mortgage Loans, having terms with respect to protection against fluctuations in interest rates consistent with its hedging policy which policy shall be acceptable to Purchaser in its sole discretion.  In the event that Seller intends to make any change to its hedging policy as it relates to Interest Rate Protection Agreements, Seller shall notify Purchaser in writing 30 days prior to implementing any such change.

(w)          True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantors any Affiliate thereof or any of their officers furnished to Purchaser hereunder and during Purchaser’s diligence of Seller and Guarantors are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller and Guarantors to Purchaser pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

(x)           Agency Approvals; Servicing.  Seller shall cause Servicer to maintain its status with Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer and GNMA as an approved issuer to the extent previously approved, in each case in good standing.  Servicer shall service all Related Mortgage Loans in accordance with the applicable Agency Guide.  Should Servicer, for any reason, cease to possess all such applicable Agency Approvals, or should a change in insurance coverage require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller shall so notify Purchaser immediately in writing.  Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding sale of a Participation Certificate. Servicer shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Related Mortgage Loans and in accordance with Accepted Servicing Practices.

(y)           Take-out Payments. With respect to each Related Mortgage Loan and Participation Certificate, Seller shall arrange that all payments under the related Takeout Commitment shall be paid directly to Purchaser at an account approved by Purchaser in writing prior to such payment. With respect to any Agency Takeout Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Purchaser’s wire instructions or Purchaser has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Purchaser in writing as Purchaser’s Payee Number or Purchaser has previously approved the related Payee Number in writing in its sole discretion.  With respect to any Take-out Commitment with an Agency, the applicable agency documents shall list Purchaser as sole subscriber, unless otherwise agreed to in writing by Purchaser, in Purchaser’s sole discretion.

(z)           No Pledge.  Neither Seller nor either Guarantor shall pledge, transfer or convey any security interest in the Custodial Account to any Person without the express written consent of Purchaser.

(aa)         Plan Assets. Neither Seller nor either Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Repurchase Agreement or any sale of a Participation Certificate hereunder. Sales of Participation Certificates by Seller or a Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(bb)         Sharing of Information.  Seller shall allow Purchaser to exchange information related to Seller and the sales of Participation Certificates hereunder among third party lenders and Seller shall permit each third party lender to share such information with Purchaser.

(cc)         Most Favored Status.  Seller, Guarantors and Purchaser each agree that should Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility with any Person other than Purchaser or an Affiliate of Purchaser which by its terms provides more favorable terms with respect to any financial covenants set forth in Section 11(a) hereof (each, a “More Favorable Agreement”) then, the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Purchaser or an Affiliate of Purchaser; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Purchaser of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.  Seller, Guarantors and Purchaser further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon Seller, a Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Purchaser, Seller or a Guarantor, as applicable, shall deliver to Purchaser a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

(dd)         Liens on Substantially All Assets.  Seller shall not grant a security interest to any Person other than Purchaser or an Affiliate of Purchaser in substantially all assets of Seller unless Seller has entered into an amendment to this Agreement that grants to Purchaser a pari passu security interest on such assets.

(ee)         No Amendment or Compromise.  Without Purchaser’s prior written consent, neither Seller nor any Person acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Related Mortgage Loans or Participation Certificates, any related rights or any of the Program Documents.

(ff)          MERS.  Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Related Mortgage Loans or Participation Certificates are registered with MERS.  In connection with the assignment of any Related Mortgage Loan or Participation Certificate registered on the MERS System, Sellers agree that at the request of Purchaser, Seller will, at its cost and expense, cause the MERS System to indicate that such Related Mortgage Loan or Participation Certificate has been transferred to Purchaser in accordance with the terms of this Agreement by including in MERS’ computer files (a) the code in the field which identifies the specific owner of the Related Mortgage Loans or Participation Certificates and (b) the code in the field “Pool Field” which identifies the series in which such Related Mortgage Loans or Participation Certificates were sold. Seller further agrees that Seller will not alter codes referenced in this paragraph with respect to any Related Mortgage Loan or Participation Certificate at any time that such Related Mortgage Loan or Participation Certificate is subject to a sale of a Participation Certificate.

Section 12.  Reports.

(a)           Notices.  Seller or a Guarantor shall furnish to Purchaser (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, Potential Defaults, Events of Default or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or a Guarantor hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller, a Guarantor or Servicer of any obligation under any Program Document or any material contract or agreement of Seller, a Guarantor or Servicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

(i)            as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of each Guarantor and its consolidated Subsidiaries and the unaudited balance sheet of Seller, each as at the end of such period and the related unaudited consolidated statements of income for each Guarantor and its consolidated Subsidiaries and Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of such Guarantor or Seller, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Seller, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(ii)           as soon as available and in any event within thirty (30) calendar days after the end of each calendar quarter (excluding the final fiscal quarter of each fiscal year), the unaudited consolidated cash flow statements of PMIT and its consolidated Subsidiaries, as at the end of such period  and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of PMIT, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of PMIT, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(iii)          as soon as available and in any event within ninety (90) days after the end of each fiscal year of each Guarantor and Seller, the consolidated balance sheets of each Guarantor and its consolidated Subsidiaries and the balance sheet of Seller, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for PMIT and its consolidated Subsidiaries and Seller for such year, setting forth in the case of PMIT in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Purchaser in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of such Guarantor and its respective consolidated Subsidiaries or Seller, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(iv)          such other prepared statements that Purchaser may reasonably request;

(v)           if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by a Guarantor, Seller or any Affiliate, within 5 Business Days of their filing with the SEC; provided, that, Guarantor, Seller or any Affiliate will provide Purchaser with a copy of the annual 10-K filed with the SEC by a Guarantor, Seller or their Affiliates, no later than 90 days after the end of the year;

(vi)          as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(vii)         from time to time such other information regarding the financial condition, operations, or business of Seller or a Guarantor as Purchaser may reasonably request;

(viii)        as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller or a Guarantor has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail;

(ix)          as soon as reasonably possible, notice of any of the following events:

(1)           change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Program Document, with a copy of evidence of same attached;

(2)           any material dispute, litigation, investigation, proceeding or suspension between Seller or Servicer, on the one hand, and any Governmental Authority or any Person;

(3)           any material change in accounting policies or financial reporting practices of Seller or Servicer;

(4)           with respect to any Related Mortgage Loan or Participation Certificate, immediately upon receipt of notice or knowledge thereof, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Related Mortgaged Loan or Participation Certificate;

(5)           any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

(6)           any material change in the Indebtedness of Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(7)           promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any lien or security interest (other than security interests created hereby or by the other Program Documents) on, or claim asserted against, any of the Related Mortgage Loans or Participation Certificates;

(8)           a summary of the portfolio performance on a rolling monthly period, commencing on the calendar quarter following the date hereof, stratified by percentage repurchase demands for: representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands, (c) total repurchase demands;

(9)           any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer;

(10)         the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect;

(11)         any Approved Investor threatening to set off any amounts owed by Seller to such Approved Investor exceeding $250,000 in the aggregate against the purchase proceeds owed by the Approved Investor to Purchaser; and

(12)         upon Seller becoming aware of any termination or threatened termination by any Applicable Agency of the Custodian as an eligible custodian.

(b)           Officer’s Certificates.  Seller will furnish to Purchaser, at the time Seller furnishes each set of financial statements pursuant to Section 12(a)(i), (ii) and (iii) above, a certificate of a Responsible Officer of Seller in the form of Exhibit G hereto.

(c)           Mortgage Loan Reports.  Within 10 days of the end of each calendar month, Seller will furnish to Purchaser monthly electronic Related Mortgage Loan performance data, including, without limitation, aging reports for all outstanding Mortgage Loans of the same type as the Related Mortgage Loans  that are subject to Seller’s warehouse/purchase/repurchase or other similar facilities, details for all uninsured government loans, delinquency reports and volume information and responses thereto, broken down by product (i.e., delinquency, foreclosure and net charge-off reports).

(d)           Asset Tape.  Seller shall provide to Purchaser, electronically, in a format mutually acceptable to Purchaser and Seller, an Asset Tape by no later than the Reporting Date.

(e)           Quality Control Reports.  Periodic internal quality control reports and internal audit reports as they are distributed to the board of directors of Seller or Guarantor.

(f)            Hedging Reports.  Once per calendar week or as requested by Purchaser, Seller shall deliver to Purchaser a loan and rate lock position report and hedge report containing product level pricing and interest rate sensitivity analysis (shocks) and any other information agreeable to the parties.

(g)           Other. Seller shall deliver to Purchaser any other reports or information reasonably requested by Purchaser or as otherwise required pursuant to this Agreement.

Section 13.  Term.

This Agreement shall continue in effect until the Expiration Date; provided, that no termination will affect the obligations hereunder as to any of the Participation Certificates then outstanding hereunder or any Security not yet delivered to the related Approved Investor.

Section 14.  Set-Off.

In addition to any rights and remedies of Purchaser hereunder and by law, Purchaser shall have the right, without prior notice to Seller or either Guarantor, any such notice being expressly waived by Seller and Guarantors to the extent permitted by applicable law to set off and apply against any obligation from Seller, a Guarantor or any Affiliate thereof to Purchaser or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, cash, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Purchaser or any Affiliate thereof to or for the credit or the account of Seller, Guarantor or any Affiliate thereof.  Purchaser agrees promptly to notify Seller or a Guarantor after any such set off and application made by Purchaser; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 15.  Indemnification.

(a)           Seller and each Guarantor agree to hold Purchaser and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Program Document or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Seller and each Guarantor also agree to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, and any Program Document, including, without limitation, the reasonable fees and disbursements of counsel.  Seller’s and each Guarantor’s agreements in this Section 15 shall survive the expiration or termination of this Agreement.  Seller and each Guarantor hereby acknowledge that its obligations hereunder are recourse obligations of Seller and Guarantors and are not limited to recoveries each Indemnified Party may have with respect to the Related Mortgage Loans.  Seller and each Guarantor also agree not to assert any claim against Purchaser or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the sales of Participation Certificates, this Agreement or any of the transactions contemplated thereby.  THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(b)           Without limiting the provisions of Section 15(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Purchaser, in its sole discretion.

Section 16.  Exclusive Benefit of Parties; Assignment.

This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Approved Investor and Custodian.  Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by either party hereto without the prior written consent of the other party.

Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to the business of Seller, shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding

Section 17.  Amendments; Waivers; Cumulative Rights.

This Agreement may be amended from time to time only by written agreement of Seller and Purchaser.  Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by either party of any right, power or remedy hereunder shall not preclude the further exercise thereof or the exercise of any other right, power or remedy hereunder.  Every right, power and remedy of either party shall continue in full force and effect until specifically waived by such party in writing.  No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

Section 18.  Execution in Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 19.  Effect of Invalidity of Provisions.

In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 20.  Governing Law.

(a)           This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Purchaser hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Purchaser.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)           EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING.  EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

Section 21.  Notices.

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller or a Guarantor:

PennyMac Corp.

6101 Condor Drive

Moorpark, CA 93021
Attention: Anne D. McMallion/Brian Stack
Phone Number: (818) 224-7434/(818) 746-2540
E-mail: anne.mcmallion@pnmac.com; brian.stack@pnmac.com

with a copy to:

PennyMac Corp.

6101 Condor Drive

Moorpark, CA 93021
Attention: Jeff Grogin
Phone Number: (818) 224-7050
E-mail: jeff.grogin@pnmac.com

If to Purchaser:

For all Notices:

Bank of America, N.A.
NY1-100-11-01
One Bryant Park, 11th Floor
New York, New York 10036
Attention: Eileen Albus, Vice President, Mortgage Finance
Phone Number: 646-855-0946
E-mail: eileen.albus@baml.com

and:

Bank of America, N.A.
NY1-100-11-01
One Bryant Park, 11th Floor
New York, New York 10036
Attention: Kevin Mesmer
Phone Number: 646-743-1036
E-mail:  kevin.mesmer @baml.com

and:

Bank of America, N.A.
50 Rockefeller Plaza
Manhattan, NY 10020
Mail Code: NY1-050-12-03
Attention: Mr. Michael M. McGovern Esq.
Phone: 646-855-0183

Section 22.  Entire Agreement.

This Agreement and other Program Documents contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 23.  Intent.

(a)           Seller and Purchaser recognize that each sale of a Participation Certificate (including the related servicing rights) under this Agreement is a “securities contract” and a “master netting agreement” as those terms are defined in Section 741 and Section 101(38A)(A) of the Bankruptcy Code, respectively, and a “qualified financial contract” as that term is defined in the FDIA, and that the pledge of the Related Credit Enhancement in Section 8(c) hereof constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and transactions hereunder within the meaning of Sections 101(38A)(A) and 741(7)(A)(xi) of the Bankruptcy Code.  Seller and Purchaser further recognize that the beneficial interest in the Related Mortgage Loans evidenced by a Participation Certificate shall constitute an “interest in a mortgage loan” as that term is used in Section and 741(7)(A)(i) of Bankruptcy Code.

(b)           It is understood that the Purchaser shall have the right to liquidate, terminate and accelerate, or exercise any other remedies permitted upon the occurrence of any Event of Default, and that such liquidation, termination and acceleration rights constitute contractual rights to liquidate, terminate and accelerate the transactions under a “securities contract” and a “master netting agreement” as described in Section 555 and Section 561 of the Bankruptcy Code, respectively, and a “qualified financial contract” as described Section 1821(e)(8)(A)(i) of the FDIA.

(c)           The parties hereto agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the FDIA, then each transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such transaction would render such definition inapplicable).

(d)           It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA.

Section 24.  Full Recourse.

The obligations of Seller from time to time to pay all amounts due under this Agreement shall be full recourse obligations of Seller.

Section 25.  Examination and Oversight by Regulators.

Seller agrees that the transactions with Purchaser under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities.  Seller shall comply with all regulatory requirements of Purchaser and Seller shall grant any such Governmental Authorities, the right to audit the books and records of Seller in order to monitor or verify Seller’s performance under and compliance with the terms of this Agreement.

Section 26.  Consent to Service.

Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address provided pursuant to Section 20.

Section 27.  Construction.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)           all times specified herein or in any other Program Document  (unless expressly specified otherwise) are Eastern time unless otherwise stated; and

(h)           all references herein or in any Program Document to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

Section 28.  Confidentiality.

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Purchaser or Seller and each Guarantor, as applicable, and shall be held by each party hereto, as applicable, in strict confidence and shall not be disclosed to any third party without the written consent of Purchaser, Seller or either Guarantor, as applicable, except for (i) disclosure to Purchaser’s, Seller’s or a Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii)  disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the transactions hereunder, any fact relevant to understanding the federal, state and local tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms (including, without limitation, the Discount Rate, Daily Holdback Reduction Rate, Applicable Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Purchaser.

Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Related Mortgage Loans and/or any applicable terms of this Agreement (the “Confidential Information”).  Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Purchaser or any Affiliate of Purchaser which Purchaser holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, Seller will provide evidence reasonably satisfactory to allow Purchaser to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include Purchaser’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Seller shall notify the other party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Purchaser or any Affiliate of Purchaser provided directly to Seller by Purchaser or such Affiliate.  Seller shall provide such notice to Purchaser by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 29.  Further Assurances.

Seller and Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Purchaser, Seller and Guarantors have duly executed this Agreement as of the date and year set forth on the cover page hereof.

BANK OF AMERICA, N.A., Purchaser

By:	/s/ J. Craig Weakley
Name: J. Craig Weakley
Title: Managing Director

PENNYMAC CORP., Seller

By:	/s/ Brian Stack
Name: Brian Stack
Title: Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Brian Stack
Name: Brian Stack
Title: Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Brian Stack
Name: Brian Stack
Title: Treasurer

Mortgage Loan Participation Purchase and Sale Agreement

Exhibit A

PARTICIPATION CERTIFICATE

POOL NO. (or FREDDIE MAC CONTRACT NO.):

This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Mortgage Loans (the “Participation”) identified:

(Check Box)

☐	(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

☐	(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

☐	(c)	Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule) or Selling System computer tape.

The Participation has been sold to Purchaser pursuant to the terms of that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 23, 2011 (the “Agreement”) between [SELLER], as Seller, and Bank of America, N.A., as Purchaser.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon Delivery of the related Security to Purchaser or its Assignee, Purchaser’s beneficial ownership interest in the Mortgage Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Seller and Purchaser.

[SELLER]

By:
Its:
Date:

A-1

AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF               ,         ): $

Hereby authenticated by Deutsche Bank National Trust Company pursuant to the Custodial Agreement (May not be applicable for Freddie Mac)

By:
Its:
Date:

A-2

Exhibit B

TRADE ASSIGNMENT

(“Approved Investor”)
(Address)

Attention:
Fax No.:

Dear Sirs:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”), trade-dated                        ,         , to purchase $             of     %        year,

(Check Box)

☐	Government National Mortgage Association;

☐	Federal National Mortgage Association; or

☐	Federal Home Loan Mortgage Corporation.

mortgage-backed pass-through securities (“Securities”) at a purchase price of                        from                    on (insert Settlement Date).  Our intention is to assign $           of this Commitment’s full amount, which assignment shall be effective and shall be fully enforceable by the assignee on the Settlement Date.  This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) effective as of the Settlement Date, the Commitment is hereby assigned to Merrill Lynch Pierce Fenner & Smith Incorporated (MLPF&S) whose acceptance of such assignment is indicated below, (iv) you will accept delivery of such Securities directly from MLPF&S or its designee and (v) you will pay MLPF&S for such Securities.  Payment will be made “delivery versus payment (DVP)” to MLPF&S in immediately available funds.

If you have any questions, please call                                at (      )       -         immediately or contact him by fax at (      )       -        .

Very truly yours,

[SELLER]

By:
Title:
Date:

Agreed to:

[ ] (Approved Investor)
By:
Title:
Date:

B-1

Exhibit C

DOCUMENT LIST

Seller shall deliver or cause to be delivered the following documents to Purchaser:

(i)            the fully completed, executed and authenticated Participation Certificate together with the certifications of the Custodian provided by Section 2 of the Custodial Agreement;

(ii)           a Trade Assignment (unless Purchaser is the Approved Investor) together with either (a) a copy of a Takeout Commitment with respect to the Security to be backed by the Mortgage Loans evidenced by such Participation Certificate or (b) a letter from Seller confirming the details of such Takeout Commitment; and

(iii)          a letter from any warehouse lender having a security interest in the Related Mortgage Loans, substantially in the form of Exhibit D, addressed to Purchaser, releasing any and all right, title and interest in such Mortgage Loans.

C-1

Exhibit D

WAREHOUSE LENDER’S RELEASE

Bank of America, N.A.
One Bryant Park – 11th floor
NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Vice President – Mortgage Finance

Gentlemen:

Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Custodial Agreement, dated as of [          ], 2011, among Bank of America, N.A., [SELLER] and Deutsche Bank National Trust Company.

We hereby release all right, interest or claim of any kind, including any security interest or lien, with respect to the mortgage loans referenced in the attached schedule (GNMA/ Fannie Mae / Freddie Mac Pool/Contract #                    ), such release to be effective automatically without any further action by any party, upon payment, in one or more installments, from Bank of America, N.A., in accordance with the Wire Instructions in effect on the date of such payment, in immediately available funds, of an aggregate amount equal to or greater than [$$ amount].

Very truly yours,

[WAREHOUSE LENDER]

D-1

Exhibit E

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or typewrite name and address, including postal zip code of assignee)

an undivided Participation Interest Equal to          % of the beneficial interest in the Mortgage Loans relating to the within Participation Certificate, Pool No. (Freddie Mac Contract No.)          , Pass-Through Rate         , Discount             and hereby authorize(s) the transfer of registration of such interest to assignee.

[Assignor]

By:
Name:
Title:

Dated:

E-1

Exhibit F

FORM OF CONFIRMATION

TO:	[ ]
[ ]
[ ]
Attn:
Email:

DATE:

RE:	Confirmation of Purchase of a beneficial interest in
Mortgage Loans relating to a Participation Certificate

Bank of America, N.A.  (“Purchaser”) is pleased to confirm its agreement to purchase and your agreement to sell a 100% undivided, beneficial interest in the Mortgage Loans relating to a Participation Certificate relating to the pool number (or Freddie Mac Contract Number) referred to herein, pursuant to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of [          ], 2011 (the “Agreement”), between Purchaser and Seller, under the following terms and conditions.

Pool No. (or FHLMC Contract No.)
Applicable Agency
Purchase Date
Anticipated Delivery Date
Settlement Date
Applicable Agency TBA trade price
Trade Price
Purchase Price:
Holdback Amount
Face Amount of the Security

F-1

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Agreement.

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

F-2

Exhibit G

OFFICER’S COMPLIANCE CERTIFICATE

I,                                       , do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of PennyMac Corp. (“Seller”).  This Certificate is delivered to you in connection with Section [  ] of the Mortgage Loan Participation and Sale Agreement dated as of December 23, 2011, among Seller, PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and Bank of America, N.A. (as amended from time to time, the “Agreement”), as the same may have been amended from time to time.  I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Adjusted Tangible Net Worth.  (A) Seller has maintained an Adjusted Tangible Net Worth of not less than the sum of (x) $65,000,000, and (y) 50% of Seller’s positive quarterly Net Income for the previous quarter; and (B) PMIT has maintained an Adjusted Tangible Net Worth of not less than the sum of (x) $400,000,000, and (y) 75% of the aggregate net proceeds received by PMIT in connection with any future equity issuances.

Liquidity. As of the end of each calendar month, (A) Seller has maintained Liquidity in an amount not less than $7,500,000 and (B) PMIT and its Subsidiaries have maintained in the aggregate Liquidity in an amount not less than $10,000,000.

Total Liabilities to Adjusted Tangible Net Worth Ratio.  (A) Seller’s ratio of Total Liabilities to Adjusted Tangible Net Worth has not exceeded 10:1 and (B) PMIT’s and its Subsidiaries ratio of Total Liabilities to Adjusted Tangible Net Worth has not exceeded 3:1.

Profitability.  Seller has maintained profitability of at least $1.00 in Net Income for the Test Period.

Insurance.  Seller or either Guarantor has continued to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $300,000.  Seller has ensured that Servicer or Private National Mortgage Acceptance Company, LLC has continued to maintain for Servicer and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $1,400,000.  Seller or either Guarantor has maintained, for Seller and its Subsidiaries and Seller has ensured that Private National Mortgage Acceptance Company, LLC has maintained for Servicer and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Collateral.  Seller or a Guarantor has notified Purchaser of any material change in the terms of any such Fidelity Insurance.

Financial Statements.  The financial statements attached hereto fairly present in all material respects the consolidated financial condition and results of operations of Guarantors and their consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).

Documentation.  Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Compliance.  Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Documents to be observed, performed and satisfied by it.  [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action.  Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened.  Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business.  [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

No Potential Default.  No Potential Default or Event of Default has occurred or is continuing.  [If any Potential Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Potential Default or Event of Default has been expressly waived by Purchaser in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Indebtedness.  All Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

Originations.  [Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated or acquired by Seller during the calendar quarter ending on [DATE].]

Hedging.  Seller’s hedging policy as of the date of the Agreement has remained unchanged, other than as attached hereto as Schedule 5, which includes a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the calendar quarter ending on [DATE].

Repurchases and Early Payment Default Requests.  Attached hereto as Schedule 6 is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.

IN WITNESS WHEREOF, I have set my hand this            day of                 ,                 .

PENNYMAC CORP.

By:
Name: Anne D. McCallion
Title: Chief Financial Officer

Acknowledged and Agreed:

PENNYMAC MORTGAGE INVESTMENT
TRUST, as Guarantor

By:
Name: Anne D. McCallion
Title: Chief Financial Officer

PENNYMAC OPERATING PARTNERSHIP,
L.P., as Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:
Name: Anne D. McCallion
Title: Chief Financial Officer

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS
As of the quarter ended [Date]

I.

1.

2.

I.(a)

3.
4.
5.
6.
7.
8.
9.
10.
11.

I.(b)

I.(c)

II.

III.

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE

INDEBTEDNESS as of

LENDER	TOTAL FACILITY SIZE	$ AMOUNT COMMITTED	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE

RELATED MORTGAGE LOANS

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE

OVERALL MORTGAGE LOAN ORIGINATIONS

MORTGAGE LOAN TYPE	TOTAL NUMBER OF MORTGAGE LOANS ORIGINATED	AGGREGATE PRINCIPAL BALANCE OF MORTGAGE LOANS ORIGINATED
Conforming Mortgage Loans
FHA Loans
VA Loans
Jumbo Mortgage Loans
High LTV Mortgage Loans
Manufactured Home Loans

SCHEDULE 5 TO OFFICER’S COMPLIANCE CERTIFICATE

Interest Rate Protection Agreements

SCHEDULE 6 TO OFFICER’S COMPLIANCE CERTIFICATE

Repurchases and Early Payment Default Request

Exhibit H

SELLER’S OFFICER’S CERTIFICATE

I,                                 , hereby certify that I am the duly elected                                  of [SELLER], a [STATE] corporation (“Seller”), and further certify, on behalf of Seller as follows:

(1)                                 There has been no change in the articles of incorporation and bylaws of Seller since the date such documents were provided to the Purchaser and such documents are in full force and effect on the date hereof.

(2)                                 No event has occurred since the date of the last good standing certificate of Seller provided to the Purchaser which has affected the good standing of Seller under the laws of the State of [STATE].

(3)                                 All of the representations and warranties of Seller contained in Section 10(a) of the Mortgage Loan Participation Purchase and Sale Agreement, dated as of [          ], 2011 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Seller, Bank of America, N.A. (“Purchaser”), PennyMac Mortgage Investment Trust and Pennymac Operating Partnership, L.P. (each a “Guarantor”) are true and correct in all material respects as of the date hereof and all of the representations and warranties of Seller contained in Section 10(b) of the Purchase Agreement are true and correct in all material respects as to the Related Mortgage Loans subject to the Participation Certificate being sold to Purchaser on the date hereof.

(4)                                 Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied pursuant to the Purchase Agreement on or prior to the date hereof.

(5)                                 There are no actions, suits or proceedings pending or, to my knowledge, threatened, against or affecting Seller which, if adversely determined either individually or in the aggregate, would adversely affect Seller’s obligations under the Purchase Agreement or the Custodial Agreement.

(6)                                 No proceedings that could result in the liquidation or dissolution of Seller are pending or contemplated.

(7)                                 Each Mortgage Loan that is subject to a Participation Certificate to be sold to the Purchaser on the date hereof was originated by Seller or purchased from an approved originator previously approved by the Purchaser not more than sixty (60) days prior to the date hereof.  No Related Mortgage Loan was rejected for purchase or financing by any third party.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Seller.

H-1

Dated: ,

[Seal]

PENNYMAC CORP.

By:
Name
Title:

H-2

Exhibit I

 [FORM OF REQUEST FOR TEMPORARY INCREASE]

[Date]

Bank of America, N.A.
One Bryant Park, 11th floor
New York, New York 10036
NY1-100-11-01
Attention:  Eileen Albus

Re:                             The Mortgage Loan Participation Purchase and Sale Agreement, dated as of [          ], 2011 (the “Agreement”), between Bank of America, N.A. (“Purchaser”) and [SELLER] (“Seller”)

Ladies and Gentlemen:

In accordance with Section 2(f) of the Agreement, Purchaser hereby consents to a Temporary Increase of the Aggregate Transaction Limit as further set forth below:

Amount of Temporary Increase:  $                                            .

Effective date and time:  [dd/mm/yyyy at       :          .m.]

Expiration date and time:  [dd/mm/yyyy at       :           .m.]

On and after the effective date and time indicated above and until the expiration date and time indicated above, the Aggregate Transaction Limit shall be increased by the amount of the Temporary Increase indicated above for all purposes of the Agreement and all calculations and provisions relating to the Aggregate Transaction Limit shall refer to the Aggregate Transaction Limit as so increased.  Unless otherwise terminated pursuant to the Agreement, this Temporary Increase shall terminate on the expiration date and time indicated above.  Upon the termination of this Temporary Increase, the Aggregate Transaction Limit shall be reduced by the amount of the Temporary Increase.

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

[signature page follows]

I-1

PENNYMAC CORP.

By:
Name:
Title:

Agreed and Consented by:

BANK OF AMERICA, N.A., Purchaser

By:
Name:
Title:

I-2

Exhibit J

EXISTING INDEBTEDNESS

As of 12/22/11, close of business

LENDER	TOTAL FACILITY SIZE	FACILITY TYPE	$ AMOUNT COMMITTED	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE
Wells Fargo Bank, National Association	$100,000,000	NPL	$100,000,000	10,280,652	1/2/2012
CITIBANK, N.A.	$250,000,000	NPL	$250,000,000	90,761,294	3/7/2012
Credit Suisse First Boston Mortgage Capital LLC	$150,000,000	Warehouse	$150,000,000	117,877,498	10/30/2012
Bank of America, N.A.	$200,000,000	Warehouse	$100,000,000	166,026,337	11/5/2012
PennyMac Operating Partnership, LP	$120,000,000	NPL	$120,000,000	10,418,041	1/31/2012
PennyMac Operating Partnership, LP	No Limit	Repurchase Agreement	No Limit	—	None
Credit Suisse First Boston Mortgage Capital LLC	$200,000,000	NPL	$200,000,000	36,818,363	6/11/2012
REMIC 2010-3 Security		Security Bond		67,560,192	None
CITIBANK, N.A.	N/A	Forward Purchase Secured Advance	N/A	103,966,267	6/22/2012
Wells Fargo Bank, National Association	$40,000,000	Secured Loan Financing	$40,000,000	28,616,814	9/26/2012

J-1

Exhibit K

FORM OF SERVICER NOTICE AND PLEDGE

December 23, 2011

PennyMac Loan Services, LLC, as Servicer
6101 Condor Drive

Moorpark, CA 93021
Attention:  Anne D. McCallion

Re:                             Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 23, 2011 (“the Purchase and Sale Agreement”), by and among PennyMac Corp. (the “Seller”), PennyMac Mortgage Investment Trust (“PMIT” and a “Guarantor”) and PennyMac Operating Partnership, L.P. (“PMOP”, a “Guarantor” and collectively, the “Guarantors”) and Bank of America, N.A.  (the “Purchaser”).

Ladies and Gentlemen:

PennyMac Loan Services, LLC (the “Servicer”) is servicing certain mortgage loans for PMOP and its wholly owned Subsidiaries, including, without limitation, Seller pursuant to that certain Flow Servicing Agreement, dated as of August 4, 2009, between the Servicer and PMOP.  Pursuant to the Purchase and Sale Agreement between Purchaser, Seller and Guarantors, the Servicer is hereby notified that Seller has sold to Purchaser certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Purchaser.  All defined terms used herein and not defined herein shall have the meaning set forth in the Purchase and Sale Agreement.

Section 1.  Servicing Rights and Grant of Security Interest.  (a) Purchaser and Servicer hereby agree that in order to further secure the Obligations under the Purchase and Sale Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Servicer, Servicer hereby grants, assigns and pledges to Purchaser a fully perfected first priority security interest in all right, title and interest of the Servicer in, to and under the Custodial Account and all amounts held therein, all its servicing rights related to the Related Mortgage Loans and all proceeds related thereto, in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located.

(b)                                 The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Purchase and Sale Agreement and transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(c)                                  In addition, Servicer hereby acknowledges that the Purchaser has purchased the Related Mortgage Loans on a servicing released basis and Purchaser shall have the same rights and remedies with respect to the Servicing Rights as it has with respect to the Collateral under the Purchase and Sale Agreement.

(d)                                 Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Purchaser’s security interest created hereby.  Furthermore, the Servicer hereby authorizes Purchaser to file financing statements relating to the security interest set forth herein, as Purchaser, at its option, may deem appropriate.

(e)                                  Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Purchase and Sale Agreement or security interest hereunder and notice or proof of reliance by Purchaser upon this Servicer Notice and Pledge.  Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Servicer with respect the Obligations.

Section 2.                                          Act as Servicer. (a) Upon receipt of a notice of Event of Default from Purchaser (“Notice of Event of Default”) in which Purchaser shall identify the Related Mortgage Loans which are then pledged to Purchaser under the Purchase and Sale Agreement, the Servicer shall segregate all amounts collected on account of such Related Mortgage Loans, hold them in trust for the sole and exclusive benefit of Purchaser, and remit such collections in accordance with Purchaser’s written instructions.  Following such Notice of Event of Default, Servicer shall follow the instructions of Purchaser with respect to the Related Mortgage Loans, and shall deliver to Purchaser any information with respect to the Related Mortgage Loans reasonably requested by Purchaser.

(b)                                 Notwithstanding any contrary information which may be delivered to the Servicer by Seller or a Guarantor, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Purchaser, and Seller and Guarantors shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Section 3.                                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4.                                          Entire Agreement; Severability.  This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 5.                                          Governing Law; Jurisdiction; Waiver of Trial by Jury.  (a) THIS SERVICER NOTICE AND PLEDGE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)                                 SELLER, GUARANTORS AND SERVICER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING.  SERVICER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

(c)                                  SELLER, GUARANTORS AND SERVICER HEREBY WAIVE TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:
Name:
Title:

PENNYMAC CORP., as Seller

By:
Name: Anne D. McCallion
Title: Chief Financial Officer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:
Name: Anne D. McCallion
Title: Chief Financial Officer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:
Name: Anne D. McCallion
Title: Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC, as Servicer

By:
Name: Anne D. McCallion
Title: Vice President, Finance

Annex B

RESPONSIBLE OFFICERS OF SELLER AND GUARANTOR

Name	Title

Stanford Kurland

Chief Executive Officer of Seller

Chairman of the Board and Chief Executive Officer of PennyMac Mortgage Investment Trust

Chairman of the Board and Chief Executive Officer of General Partner of PennyMac Operating Partnership, L.P.

David Spector

President and Chief Operating Officer of Seller

President and Chief Operating Officer of PennyMac Mortgage Investment Trust

 President of Chief Investment Officer of General Partner of PennyMac Operating Partnership, L.P.

Vandad Fartaj	Chief Investment Officer of Seller Chief Investment Officer of PennyMac Mortgage Investment Trust Chief Investment Officer of General Partner of PennyMac Operating Partnership, L.P.

David M. Walker	Chief Credit Officer of Seller Chief Credit Officer of PennyMac Mortgage Investment Trust Chief Operating Officer, Chief Credit Officer of General Partner of PennyMac Operating Partnership, L.P.

Anne McCallion	Chief Financial Officer of Seller Chief Financial Officer of PennyMac Mortgage Investment Trust Chief Financial Officer of General Partner of PennyMac Operating Partnership, L.P.

Jeff Grogin	Chief Legal Officer and Secretary of Seller

Annex B-1

Chief Legal Officer and Secretary of PennyMac Mortgage Investment Trust Chief Administrative and Legal Officer, and Secretary of General Partner of PennyMac Operating Partnership, L.P.

Brian Stack	Treasurer of Seller Treasurer of PennyMac Mortgage Investment Trust Treasurer of General Partner of PennyMac Operating Partnership, L.P.

Annex B-2